280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

PROXY STATEMENT

Annual Meeting of Stockholders

June 17, 2016

Dear Stockholder:

On behalf of the board of directors of ExlService Holdings, Inc., I am pleased to invite you to the 2016 Annual Meeting of Stockholders, which will be held on June 17, 2016 in New York, New York.

The Annual Meeting will begin with discussion and voting on the matters set forth on the accompanying Notice of the Annual Meeting and Proxy Statement, followed by discussion of other business matters properly brought before the Annual Meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 29, 2016, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on April 21, 2016, the record date for the Annual Meeting. On the date of mailing of the Internet Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

Even if you choose to attend the Annual Meeting in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting by Internet or phone. The Internet Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. Any proxy materials sent to you will include a proxy card that you may use to cast your vote by completing, signing and returning the proxy card by mail (or voting instruction form, if you hold shares through a broker). Your vote is extremely important, and we appreciate you taking the time to vote promptly. If you attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

The board of directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Garen K. Staglin
Chairman

280 Park Avenue, 38th Floor

New York, New York 10017

 (212) 277-7100

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to the 2016 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York 10017 on June 17, 2016 at 8:30 AM, Eastern Time, for the purposes of voting on the following matters:

1.	the election of two Class I members of the board of directors of the Company for a term of three years each;

2.	the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2016;

3.	the approval of the compensation of the named executive officers of the Company; and

4.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a stockholder of record at the close of business on April 21, 2016, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 280 Park Avenue, 38th Floor, New York, New York 10017, for a period of 10 days prior to the date of the Annual Meeting and at the Annual Meeting itself.

Whether or not you expect to attend the Annual Meeting in person, the Company encourages you to promptly vote and submit your proxy by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person. You can revoke a proxy at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU EITHER (I) VOTE BY USING THE INTERNET, (II) VOTE BY PHONE, (III) REQUEST PROXY MATERIALS BE SENT TO YOU BY MAIL AND THEN USE THE PROXY CARD PROVIDED BY MAIL TO CAST YOUR VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL OR (IV) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Nancy Saltzman
Executive Vice President,
General Counsel and Secretary

New York, New York

April 29, 2016

2016 PROXY STATEMENT SUMMARY

Summary
Below is a summary of selected key components of this proxy statement, including information regarding this year’s stockholder meeting, nominees for our Board of Directors, summary of our business, performance highlights and selective executive compensation information. This summary does not contain all of the information that you should consider prior to submitting your proxy, and you should review the entire proxy statement and our Annual Report on Form 10-K.

Annual Meeting Information
Time and Date:	8:30 AM (Eastern Time), June 17, 2016

Record Date:	April 21, 2016

Place:	ExlService Holdings, Inc. 280 Park Avenue, 38th Floor New York, New York 10017

Voting:	Stockholders as of the record date are entitled to vote

Meeting Agenda, Voting Matters and Recommendations
The Board of Directors recommends a vote for the following proposals:

1.	the election of two Class I members of the board of directors of the Company for a term of three years each (page 77);

2.	the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2016 (page 78);

3.	the approval of the compensation of the named executive officers of the Company (page 80) (non-binding vote); and

4.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Board Nominations(1)
Name (Year Joined Board)	Principal Occupation	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rohit Kapoor (November 2002)	Vice Chairman & CEO since April 2012; co-founder of Company in 1999
Anne Minto (March 2013)	Independent Director; lawyer and formerly held senior management roles at Shell UK and Smiths Group plc		✓	✓

(1)	Our standing committees consist of independent directors. As such, Mr. Kapoor is not a member of any of those committees.

Our Business

EXL is a leading operations management and analytics company that helps businesses enhance growth and profitability in the face of relentless competition and continuous disruption. Using our proprietary award-winning Business EXLerator Framework™, which integrate analytics, automation, benchmarking, BPO, consulting, industry best practices and technology platforms EXL looks deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, and travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 24,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa.

Performance Highlights for 2015

Company 3 Year Performance Select Revenue and Segment Information (in millions)
Financial Metric	2013	2014	2015
Consolidated Revenue (Year-over-year growth %)	$478.5	$499.3 (4.4%)	$628.5 (25.9%)
Consolidated Revenue Excluding Disentanglement* (Year-over-year growth %)	$478.8	$525.6 (9.8%)	$628.5 (19.6%)
Operations Management Revenue (Year-over-Year Growth %)	$433.0	$433.7 (0.2%)	$506.3 (16.7%)
Analytics Revenue (Year-over-Year Growth %)	$45.5	$65.6 (44.2%)	$122.2 (86.3%)

* Excludes the reimbursement of disentanglement costs of $0.3 million and $26.3 million in 2013 and 2014, respectively, for a disclosed client issue. Please refer to our SEC filings, including our most recent Annual Report on Form 10-K, for additional information regarding this reimbursement.

We improved our annual revenues from $499.3 million ($525.6 million excluding the reimbursement of one-time disentanglement costs of $26.3 million) in fiscal year 2014 to $628.5 million in fiscal year 2015, and also achieved the following:

•	completed the acquisition of RPM Direct LLC (an analytics firm which specializes in analyzing large consumer data sets to segment populations, predict response rates, forecast customer lifetime value, design and execute targeted, multi-channel marketing campaigns)

•	formed a joint venture with Carvajal S.A.S. that should allow EXL to address the growing demand for Spanish and bilingual Operations Management solutions

•	won 34 new clients

•	received numerous awards and industry recognition

•	opened new delivery centers in Cape Town, South Africa, Bogota and Cali, Colombia and a new Analytics Center of Excellence in Gurgaon, India.

For more information regarding these and other business highlights, please see page 23 and our Form 10-K.

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As shown in the following table, our 1-year, 3-year and 5-year total stockholder return outperformed market benchmarks.

(1)	Cumulative growth rate as of December 31, 2015.

(2)	Peer group TSR data excludes iGate and Sapient, as these companies were acquired in 2015; Solera Holdings, which was taken private in March 2016, is included in peer group TSR data.

2015 Compensation Highlights

Named Executive Officers
Name	Title
Rohit Kapoor	Vice Chairman and CEO
Vishal Chhibbar	Executive Vice President and CFO
Pavan Bagai	President and Chief Operating Officer
Nalin Miglani	Executive Vice President and Chief Human Resources Officer
Henry Schweppe	Former President, Global Business and Marketing

2015 Standard Annual Compensation
Compensation Component	Rohit Kapoor	Vishal Chhibbar	Pavan Bagai	Nalin Miglani	Henry Schweppe
Salary	$600,000	$251,341	$242,590	$400,000	$450,000
Cash Bonus Award	$621,129	$157,049	$246,239	$274,840	$349,385
Annual Equity Awards	$2,979,000	$595,800	$993,000	$476,640	$595,800
Other Compensation(1)	$35,014	$43,115	$85,550	$81,520	$8,340
Total	$4,235,143(2)	$1,047,305	$1,567,379	$1,233,000	$1,403,525

(1)	For each named executive offer, this category includes, if applicable, his perquisites and personal benefits, changes in pension value, Company-paid life insurance premiums and Company contributions to our 401(k) plan. A detailed discussion of the compensation components for each named executive officer for fiscal year 2015 is provided in the “Summary Compensation Table for Fiscal Year 2015” beginning on page 42.

(2)	In addition, Mr. Kapoor received a one-time Stock Price Performance Award in connection with his new employment agreement effective January 1, 2015; see “Mr. Kapoor’s Stock Price Performance Award” beginning on page 39 for details regarding this Stock Price Performance Award.

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On an annual basis, we submit to our stockholders an advisory vote to approve our executive compensation. At this year’s Annual Meeting, we are seeking your approval, on a non-binding basis, of the compensation of our named executive officers as described in this proxy statement. Please refer to our Compensation Discussion and Analysis, starting on page 23 for a complete description of our 2015 compensation program.

•	98% Say on Pay Approval Last Year: At our 2015 Annual Meeting of Stockholders, our stockholders approved (on a non-binding basis) the compensation paid to our named executive officers for fiscal year 2014. Approximately 98% of the votes were in favor of fiscal year 2014 compensation.

•	Annual Bonus Program Based Upon Financial Performance Criteria: Our Compensation Committee approved the continued use of our annual bonus program, which was redesigned in 2014 to be based upon the following performance criteria:

○	Company Wide Metrics – Adjusted earnings per share (EPS) and revenue

○	Business Line Metrics – Revenues, new client revenues and margin achievement

○	Individual Metrics – Specific to selected executives

•	Long-Term Equity Incentive Program: We also continued our equity incentive program that we first implemented in 2014, which includes granting a mix of time-vested restricted stock units and performance-based restricted stock units. The performance-based restricted stock units were comprised of:

○	Relative total stockholder return (TSR)-linked restricted stock units, and

○	Revenue-linked restricted stock units.

•	Strong Performance: We delivered strong revenue and Adjusted EPS performance in 2015.

○	Annual Incentive Program: As measured under our annual incentive plan, we delivered 100% of our Adjusted EPS target and exceeded our total revenue performance target (102.2%).

○	Equity Incentive Program: Our strong revenue achievement resulted in our executives banking one-third of the revenue-linked restricted stock units for each of the 2014 and 2015 revenue performance based grants, based on metrics set by the Compensation Committee in advance and under the terms of our equity plan.

•	Compensation Mix:

Vice Chairman & CEO Compensation Mix (1)	NEO Compensation Mix (Excluding Vice Chairman & CEO)

(1)	Mr. Kapoor’s equity component includes his one-time Stock Price Performance Award.

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Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. For more information on our auditors, including 2015 audit fees, see page 78.

2015 (in thousands)
Audit Fees	$1,453
Audit-Related Fees	179
Tax Fees	45
All Other Fees	31
Total	$1,708

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PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York, 10017 on June 17, 2016, at 8:30 AM, Eastern Time, and any adjournments or postponements thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company furnishes proxy materials via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail, you will not receive a printed copy of our proxy materials other than as described herein. Instead, the Internet Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by phone. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Internet Notice.

It is anticipated that the Internet Notice will be sent to stockholders on or about April 29, 2016. This proxy statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to stockholders on the date that the Internet Notice is first sent.

Who Can Vote

Only stockholders who own shares of our common stock at the close of business on April 21, 2016, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 21, 2016, the record date, we had 33,592,996 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting. There is no cumulative voting in the election of directors.

How You Can Vote

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by (i) Internet, (ii) by phone or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Please refer to the specific instructions set forth in the Internet Notice. You will not be able to vote your shares unless you use one of the methods above to designate a proxy or by attending the Annual Meeting.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m. Eastern Time, on June 16, 2016.

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Voting at the Annual Meeting. Voting by Internet, phone or mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our board of directors recommends that you vote by Internet, phone or mail as it is not practical for most stockholders to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting or your vote at the Annual Meeting will not be counted.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes

Quorum

A quorum, which is a majority of the issued and outstanding shares of our common stock as of April 21, 2016, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter.

Proposal 1: Election of Directors

Under our by-laws, directors are elected by the affirmative vote of a plurality of votes cast in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of electing the nominees as directors, withhold your vote on one or more nominees or abstain from voting your shares. For purposes of the vote on Proposal 1, abstentions and broker non-votes (as described below) will have no effect on the results of the vote.

Other Proposals

The ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers, and each other item to be acted upon at the Annual Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of or against these proposals or you may abstain from voting your shares. For purposes of the vote on Proposals 2 (ratification of the appointment of our independent registered public accounting firm), 3 (approval of the compensation of our named executive officers), or such other items to be acted upon at the Annual Meeting, abstentions will have the effect of a vote against these proposals. Broker non-votes will have the effect of a vote against Proposal 3 (approval of the compensation of our named executive officers); but because Proposal 2 is a “routine” proposal, no broker non-vote will occur.

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If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares (i) FOR the election of the nominees for director, (ii) FOR the ratification of the appointment of our independent registered public accounting firm, (iii) FOR the approval of the compensation of our named executive officers, and (iv) as described below, in the judgment of the proxy holder on any other matters presented at the Annual Meeting.

Shares Held in “Street Name” by a Broker

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the NASDAQ Stock Market), your broker will not be authorized to exercise its discretion and vote your shares on “non-routine” proposals, including the election of directors and approval of the compensation of our named executive officers. As a result, a “broker non-vote” occurs. However, without your instructions, your broker would have discretionary authority to vote your shares only with respect to “routine” proposals, including at the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm.

Other Matters to Be Acted Upon at the Meeting

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this proxy statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials and posting them on the Internet. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Internet Availability of Proxy Materials

Our Notice of Annual Meeting, proxy statement and form of proxy card are each available at www.proxyvote.com. You may access these materials and provide your proxy by following the instructions provided in the Internet Notice.

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Important

Please promptly vote and submit your proxy by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. This will not limit your right to attend or vote at the Annual Meeting.

All Annual Meeting attendees may be asked to present valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank, trust or other nominee, before entering the Annual Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 277-7109.

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OUR BOARD OF DIRECTORS

Our board of directors currently consists of eight directors divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. The current composition of our board of directors is as follows:

Board Nominations
	Class I (Term Expires 2016)		Class II (Term Expires 2017)			Class III (Term Expires 2018)
	Kapoor	Minto	Kelso	Mittal	Ostler	Kerr	Sahney	Staglin
High Level of Financial Literacy	✓		✓		✓	✓	✓	✓
Executive Leadership & Board Experience	✓	✓	✓	✓	✓	✓	✓	✓
International / Global Experience	✓	✓	✓	✓	✓	✓		✓
Operations Management, Analytics and/or Industry Vertical Experience	✓	✓	✓	✓	✓	✓	✓	✓

         Audit committee financial experts under applicable SEC rules and regulations.

The election of our Class I directors will take place at the Annual Meeting. If elected, each of the Class I director nominees will serve on our board of directors until our 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our by-laws.

Board of Directors

The names, ages and principal occupations (which have continued for at least the past five years unless otherwise indicated) and certain other information, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company, with respect to each of the nominees and continuing directors are set forth below.

Directors with Terms Expiring in 2016

Rohit Kapoor—Age: 51—co-founded EXL Inc. in April 1999 and has served as our Vice Chairman and CEO since April 2012 and as a director since November 2002. Mr. Kapoor served as our President and CEO from May 2008 to March 2012, as our Chief Financial Officer (“CFO”) from November 2002 until June 2005 and from September 2006 to March 2007, as our Chief Operating Officer from June 2007 until April 2008 and as President and CFO of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India. Mr. Kapoor was appointed as a member of the board of directors of CA Technologies, Inc. (NASDAQ: CA) on April 7, 2011 and is an active member of the National Association of Software and

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Services Companies (“NASSCOM”) BPM Forum. The Company has concluded that in connection with Mr. Kapoor’s experience as a founder and current role as CEO of the Company, he should serve as a director.

Anne E. Minto—Age: 62—has served as a member of our board of directors since March 2013. Ms. Minto is a qualified lawyer and member of the Law Society of Scotland. She is a Fellow of the Chartered Institute of Personnel & Development, the Chartered Institute of Management and the City and Guilds of London Institute. She was Group Director Human Resources and a member of the executive committee at Centrica plc from 2002 until her retirement in 2011. Ms. Minto previously held senior management roles at Shell UK and Smiths Group plc and was Deputy Director-General of the Engineering Employers’ Federation. Based in the UK, Ms. Minto is a non-executive director of Shire plc (NASDAQ: SHPG; LSE: SHP) and a non-executive director of Tate & Lyle plc (LSE: TATE) where she serves as Chairman of the Remuneration Committees of both companies. She is also a non-executive director of the Court of the University of Aberdeen and Vice Chairman of the University of Aberdeen Development Trust. She was awarded an OBE in 2000 for services to the engineering industry in the UK. The Company has concluded, based in part on Ms. Minto’s extensive experience as a member of international company boards and of management in the human resources field, together with her knowledge and experience of the European business and regulatory environment that she should serve as a director.

Directors with Terms Expiring in 2017

David B. Kelso—Age: 63—has served as a member of our board of directors since July 2006. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003. Mr. Kelso served as a senior advisor to Inductis, Inc. from June 2004 through June 2006 at which time the firm was acquired by the Company. From September 2001 through September 2003, Mr. Kelso served as Chairman of the Aetna Life Insurance Co. as well as the Executive Vice President, Strategy and Finance and a member of the Office of the Chairman for Aetna, Inc. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of the Chubb Corporation. Mr. Kelso currently serves on the Board of Directors of the Sound Shore Fund where he is the lead independent director and Chair of the Audit, Nominating, and Valuation Committees. From 2005 to 2010, Mr. Kelso was a member of the Board of Directors of Aspen Holdings Limited. From 2007 to 2015, Mr. Kelso served on the Board of Assurant, Inc. and was a member of its Audit Committee and Finance & Investment Committee. In November 2015, Mr. Kelso was appointed to the Board of Trustees of the Darden School Foundation of the University of Virginia Darden School of Business. Mr. Kelso’s business experience with Inductis, his management and operating experience at major public companies, his expertise in finance, strategy and investments, and his board and committee service at other global companies led to the conclusion that he should serve as a director.

Som Mittal—Age: 64—has served as a member of our board of directors since December 2013. Mr. Mittal served as President of NASSCOM, a trade body for the IT and business process management industries in India from 2008 through January 2014. Mr. Mittal has held various corporate leadership roles in the IT industry since 1989, including at companies such as Wipro, Digital India, Compaq and HP. He also has extensive experience in the engineering, manufacturing and automotive industries, having held executive roles with Larsen & Toubro, Escorts and Denso. Mr. Mittal became an Independent Director of Axis Bank (NSE: Axis) in October 2011, Cyient Ltd. (NSE: CYIENT) in April 2014 and Tata SIA Airlines in July 2015. He is a member of the Board of Governors of the Indian Institute of Corporate Affairs. Mr. Mittal has been a committee member with the Indian Prime Minister’s National

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e-Governance Program and is part of several committees of the Government of India. Besides being an Advisor to several companies he is also deeply associated with education as he is on the Board of Governors of several of them. The Company has concluded, based in part on Mr. Mittal’s business experience as President of NASSCOM and his knowledge of the outsourcing industry, that Mr. Mittal should serve as a director.

Clyde W. Ostler—Age: 69—has served as a member of our board of directors since December 2007. At the time of his retirement in 2011 from Wells Fargo & Co., Mr. Ostler was a Group Executive Vice President of Wells Fargo & Co., Vice Chairman of Wells Fargo Bank California NA, and President of Wells Fargo Family Wealth. Mr. Ostler served in a number of capacities during his forty year tenure with Wells Fargo, including Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of Institutional and Personal Investments and Head of Internet Services. Mr. Ostler also served on the Senior Management Committee of Wells Fargo for over twenty-five years. Mr. Ostler has also served on a number of for-profit and non-profit boards of directors. Mr. Ostler was appointed to the board of The McClatchy Company (NYSE: MNI) in March 2013. The Company has concluded, based in part on Mr. Ostler’s business experience through his positions at Wells Fargo & Company that Mr. Ostler should serve as a director.

Nominees for Terms Expiring in 2018

Deborah Kerr—Age: 44—has served as a member of our board of directors since January 2015. Ms. Kerr is a proven technology leader in the software industry with more than 25 years of diverse management experience. Ms. Kerr has served as the Executive Vice President and Chief Product and Technology Officer at Sabre Corporation (NASDAQ: SABR) since 2013 and is responsible for leading the global product and technology organization. Prior to her appointment at Sabre Corporation, Ms. Kerr served as Executive Vice President, Chief Product and Technology Officer at Fair Isaac Corporation (FICO) from 2009 until 2012. Ms. Kerr previously held senior leadership roles with Hewlett-Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory. From 2013 to present Ms. Kerr serves as an Independent Director of D+H Corporation (TSX: DH), which provides technology solutions and products to the financial services industry. She was previously a member of the board of directors of Mitchell International Inc. and was Chair of the Technology Committee. The Company has concluded, based in part on Ms. Kerr’s experience driving business through innovative technology solutions and more than 25 years of diverse management experience that Ms. Kerr should serve as a director.

Nitin Sahney—Age: 53—has served as a member of our board of directors since January 2016. He is a leader in the healthcare industry with over 25 years of experience across all areas of healthcare. He is the former President and CEO of Omnicare Inc., a former New York Stock Exchange-listed Fortune 500 company in the long-term care and specialty care industries. Prior to Omnicare, Mr. Sahney managed a healthcare investment fund, and was the founder and CEO of RxCrossroads, a specialty pharmaceutical company. He also held a series of leadership positions with Cardinal Healthcare, a global healthcare services and products company. The Company has concluded, based in part on Mr. Sahney’s experience as CEO of Omnicare, Inc. and his expertise in the healthcare industry garnered from more than two decades of experience that he should serve as a director.

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Garen K. Staglin—Age: 71—has served as our Chairman since February 2014 and as a member of our board of directors since June 2005. Mr. Staglin has over 40 years of experience in the financial services and technology industries. From 2001 to 2004 he was Chief Executive Officer of eONE Global LP, an emerging payments company, and from 1993 – 1999 he was CEO of Safelite Auto Glass, a provider of glass claim solutions. Mr. Staglin serves on the boards of directors of several public and private companies and non-profit corporations. In the past five years, Mr. Staglin has served on the public company board of directors of Bottomline Technologies, Inc. and of Solera Holdings, Inc. and is presently serving on the board of SVB Financial Group (NASDAQ: SIVB). Additional prior public board experience includes First Data Corporation, CyberCash, Inc., and Quick Response Services. Private board experience includes Specialized Bicycle, NVoice Payments, Profit Velocity Solutions, and Winecountry.com. Non-profit board experience includes One Mind, IMHRO, and BringChange2Mind. The Company has concluded, based in part on Mr. Staglin’s experience in the financial services and technology industries and his past experience as a member of public company boards of directors that Mr. Staglin should serve as a director.

There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that all of the members on our board of directors, other than Mr. Kapoor, meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Meeting Attendance

Our directors are expected to attend all board of directors meetings and meetings of committees on which they serve. Directors are also expected to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Overall, during 2015, our board of directors met 7 times. Each member of our board of directors attended more than 75% of our board of directors meetings during the period in 2015 in which he or she served on our board of directors. It is our policy that all of our directors should attend our Annual Meetings of Stockholders absent exceptional cause. All of the persons who were members of the board of directors at the time of our 2015 Annual Meeting of Stockholders attended such meeting.

Board Leadership Structure

Our board of directors is currently led by Garen K. Staglin, our Chairman, and Rohit Kapoor, our Vice Chairman and CEO.

Our by-laws provide that our Chairman or, in the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), or in the absence of both our Chairman and Lead Director, our CEO, shall call meetings of our board of directors to order and shall act as the chairman thereof. In the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), our CEO and a majority of our directors present may elect as chairman of the meeting any director present. Independent directors meet at least quarterly in executive session without any management directors or members of the Company’s management present. The Lead Director or, in the absence of the Lead Director, a director chosen by the directors meeting in executive session, presides at all executive sessions.

Consolidating the Vice Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. In addition, the presence of our Chairman ensures that the board can retain sufficient delineation of responsibilities, such that our Chairman and our Vice Chairman and CEO may each successfully and effectively perform and discharge their respective duties and, as a corollary, enhance our prospects for success. The Company will thus benefit from the ability to integrate the collective leadership and corporate governance experience of our Chairman and our Vice Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance.

For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

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Committees

Our board of directors currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Committee Composition(1)
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David B. Kelso	✓		✓ (Chair)
Deborah Kerr	✓	✓
Anne Minto		✓ (Chair)	✓
Som Mittal		✓	✓
Clyde Ostler	✓ (Chair)	✓
Nitin Sahney	✓		✓
Garen K. Staglin		✓	✓

 Audit committee financial expert under applicable SEC rules and regulations.

(1)	Our standing committees consist of independent directors. As such, Mr. Kapoor is not included in the table.

Audit Committee. Our Audit Committee oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to:

•	our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the audit of our financial statements;

•	the performance of our internal audit function and independent registered public accounting firm; and

•	the Company’s cyber security program and cyber strategy-related risks.

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee also reviews and approves certain related-party transactions as required by the rules of the Nasdaq Stock Market. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter and its own performance. In December 2015, the Audit Committee approved an amendment to its charter to include responsibility for overseeing the Company’s cyber security program and cyber strategy related risks. A copy of our Audit

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Committee charter can be found on our website at www.exlservice.com. Information on our website referred to in this proxy statement does not constitute a part of this proxy statement.

The members of our Audit Committee are appointed by our board of directors. All members of our Audit Committee must also be recommended by our Nominating and Governance Committee. Our board of directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market and the federal securities laws for audit committee membership. During 2015, our Audit Committee met seven times. Each member of our Audit Committee attended at least 75% of our Audit Committee’s meetings in 2015 during the period in which he or she served on our Audit Committee.

Nominating and Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become members of our board of directors (consistent with criteria approved by our board of directors), selects, or recommends that our board of directors select, candidates for election to our board of directors, develops and recommends to our board of directors Corporate Governance Guidelines that are applicable to us and oversees board of director and management evaluations. A copy of our Nominating and Governance Committee charter can be found on our website at www.exlservice.com.

Our Nominating and Governance Committee has a policy, reflected in such committee’s charter, of considering director candidates recommended by our stockholders. Candidate recommendations should be sent to our Nominating and Governance Committee, c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Corporate Secretary. Our Nominating and Governance Committee evaluates all candidates in the same manner regardless of the source of the recommendation. Our Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in the light of the then-current makeup of our board of directors and in the context of our perceived needs at the time. The Nominating and Governance Committee considers a number of factors in selecting director candidates, including, among others:

•	the ethical standards and integrity in personal and professional dealings of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of our existing board of directors, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of our existing board of directors;

•	the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her board of directors’ duties;

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•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating our financial performance;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for us as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and by-laws;

•	the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded companies organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as our board of directors deems appropriate.

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels is appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

Although our Nominating and Governance Committee does not have a formal policy with regard to diversity of board members, pursuant to our Corporate Governance Guidelines, our board of directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the board of directors. Our Nominating and Governance Committee reviews and makes recommendations regarding the composition of our board of directors in order to ensure that the board has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds. Our Nominating and Governance Committee annually reviews and assesses the adequacy of the Nominating and Governance Committee charter and its own performance.

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The members of our Nominating and Governance Committee are appointed by our board of directors. During 2015, our Nominating and Governance Committee met five times. Each appointed member of our Nominating and Governance Committee attended at least 75% of our Nominating and Governance Committee’s meetings in 2015 during the period in which he or she served on our Nominating and Governance Committee. Our board of directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Compensation Committee. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our Vice Chairman and CEO and other executive officers. Our Compensation Committee also reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. Our Compensation Committee charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market. Any such subcommittee must have a published committee charter. Our Compensation Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the Compensation Committee to evaluate director, Vice Chairman and CEO or other senior executive compensation and to carry out its duties. For 2015, our Compensation Committee retained the services of Frederick W. Cook & Co., Inc. (“Cook & Co.), a qualified and independent compensation consultant, to aid the Compensation Committee in performing its review of executive compensation. Our Compensation Committee annually reviews and assesses the adequacy of the Compensation Committee charter and its own performance. Additional information regarding our Compensation Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of our Compensation Committee charter can be found on our website at www.exlservice.com.

The members of our Compensation Committee are appointed by our board of directors. All new members of our Compensation Committee must be recommended by our Nominating and Governance Committee. Our board of directors has determined that all members of the Compensation Committee meet the independence requirements of the Nasdaq Stock Market and federal securities laws for compensation committee membership. During 2015, our Compensation Committee met eight times. Each member of our Compensation Committee attended at least 75% of our Compensation Committee’s meetings in 2015 during the period in which he or she served on our Compensation Committee.

Risk Oversight

Our board of directors provides risk oversight. Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. These risks are reviewed and discussed periodically with the full board of directors as part of the business and operating review.

Our management is responsible for management of our day-to-day risks, and, because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and

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other management. Our board of directors primarily relies on the Audit Committee for oversight of our risk management and cyber security risk. The Audit Committee regularly reviews and discusses with management our major financial risk and cyber security exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies. In addition, our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee that, as part of its review of our quarterly and annual reports, helps facilitate understanding by the Audit Committee and our full board of directors of new or changing risks affecting us. Once a year, the full board receives a report from management on the Company’s readiness and capability to prevent, detect and respond to a cyber-attack.

Compensation Committee Interlocks and Insider Participation

Ms. Kerr, Ms. Minto, Mr. Mittal, Mr. Ostler and Mr. Staglin are the members of our Compensation Committee.

During 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Other Directorships

The Board maintains a practice whereby our directors disclose to the Board any offers to be a director of any other organization, which is then evaluated by the Board for potential business and other conflicts.

Code of Conduct and Ethics; Corporate Governance Guidelines

Our board of directors has adopted a Code of Conduct and Ethics that is applicable to our directors, officers and employees and which outlines the high ethical standards that we support and details how our directors, officers and employees should conduct themselves when dealing with fellow employees, clients, suppliers, competitors and the general public. Our Code of Conduct and Ethics is reviewed annually by the Audit Committee. In December 2015, the Audit Committee approved our revised and enhanced Code of Conduct and Ethics which can be found on our website at www.exlservice.com.

Our board of directors has also adopted a set of Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the commitment of our board of directors to monitor the effectiveness of policy and decision-making, both at the board and senior management levels, and to enhance stockholder value over the long term. A copy of our Corporate Governance Guidelines can be found on our website at www.exlservice.com.

Communications with the Board

Stockholders interested in contacting our board of directors, our Chairman or any individual director are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

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All other stockholder communications addressed to our board of directors will be referred to our Chairman and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee of the Board of Directors

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) with respect to transactions during fiscal year 2015, except for the following Form 4s that were filed subsequent to the due date on account of administrative and/or broker error: three reports (eight transactions) for each of Messrs. Bagai, Bhalla, Chhibbar and de Villa; three reports (six transactions) for Mr. Kapoor; two reports (four transactions) for Mr. Miglani; one report (five transactions) for Mr. Mohanbir Sawhney, a former director; one report (two transactions) for Ms. Saltzman and one report (one transaction) for Mr. Mittal.

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OUR EXECUTIVE OFFICERS

Name	Position	Biographical Information
Rohit Kapoor (age 51)	Vice Chairman and CEO	See section entitled “Our Board of Directors” above.
Pavan Bagai (age 54)	President and Chief Operating Officer of the Company	Mr. Bagai has served as our President and Chief Operating Officer since April 2012, as our Chief Operating Officer from May 2008 to March 2012 and as Vice President, Head of Outsourcing Services of EXL India from June 2006 until April 2008. He previously served as Vice President, Research and Analytics of EXL India from December 2004 to May 2006, as Vice President, Operations of EXL India from November 2003 to November 2004 and as Vice President, Strategic Businesses of EXL India from July 2002 to November 2003. Prior to joining us, Mr. Bagai served in various capacities in several business areas across markets in Europe and Asia, including India, at Bank of America beginning in 1985.
Vikas Bhalla (age 44)	Executive Vice President and Head of Insurance	Mr. Bhalla has served as our Executive Vice President and Head of Insurance since January 2014, and as our Head of Outsourcing since November 2009. He previously served as Vice President, Operations of EXL India from June 2006 to October 2009 and as Vice President, Migrations, Quality and Process Excellence of EXL India from April 2002 to June 2006 and as Director, Quality Initiatives of EXL India from May 2001 to March 2002. From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India.
Vishal Chhibbar (age 48)	Executive Vice President and CFO	Mr. Chhibbar has served as our Executive Vice President and CFO since April 2012 and as our CFO since June 2009. He has over 25 years of professional experience in finance. Prior to joining us, Mr. Chhibbar was with GE Capital in various leadership roles. Since 2005, Mr. Chhibbar has served as the Regional Head, Group Financial Planning for Strategy and Treasury for GE Capital, Australia and New Zealand. In 2004 and 2005, Mr. Chhibbar was Chief Financial Officer for GE Capital, South Korea. From 1998 to 2004, Mr. Chhibbar was the Chief Financial Officer for GE Capital, Indonesia and Malaysia. Mr. Chhibbar is a Chartered Accountant and an Associate Member of CPA, Australia.

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Name	Position	Biographical Information
Rembert de Villa (age 59)	Executive Vice President, Head of Healthcare	Mr. Villa has served as our Executive Vice President, Head of Healthcare since January 2014 and also as our Chief Strategy Officer from April 2012 to January 2014. He previously served as our Global Head of Client Management and Chief Strategy Officer from September 2010 to April 2012 and as our Managing Principal and Head of Transformation Services from April 2008 to August 2010. Prior to joining us, Mr. de Villa served as Global Practice Leader, Strategic Services at MasterCard Advisors from December 2005 through April 2008 and as Vice President and Financial Services Practice Leader for North America at Capgemini Ernst & Young from March 2003 to December 2005. Prior to his time at Capgemini Ernst & Young, Mr. de Villa was a Partner at A.T. Kearney’s Global Financial Institutions Group.
Nalin Miglani (age 55)	Executive Vice President and Chief Human Resource Officer	Mr. Miglani has served as our Executive Vice President, Chief Human Resource Officer since December 2014. Mr. Miglani is responsible for the global human resources function at EXL. Prior to joining EXL, he was the Chief HR and Corporate Development Officer for Nutreco, based in Amsterdam, Netherlands, from March 2013 to November 2014. Mr. Miglani also served as the Chief HR and Communications Officer for Tata Global Beverages Company, London, UK, from June 2008 to February 2013. In addition, Mr. Miglani held various global and regional HR leadership roles around the world during his career at The Coca-Cola Company and British American Tobacco.
Nancy Saltzman (age 50)	Executive Vice President, General Counsel and Corporate Secretary of the Company	Ms. Saltzman has served as our Executive Vice President and General Counsel since April 2014. Ms. Saltzman also serves as Corporate Secretary of the Company. Prior to joining us, Ms. Saltzman was a Senior Vice President, the General Counsel and Corporate Secretary for Westcon Group, Inc. from January 2005 to April 2014. Prior to joining Westcon Group, Inc., Ms. Saltzman was a Senior Associate with the law firm of Dewey Ballantine LLP from October 1998 to April 2000, the Associate General Counsel and Vice President Investor Relations at Chartwell Re Corporation from October 1995 to October 1998 and prior to that an Associate with the law firm of Dewey Ballantine LLP from September 1992 to October 1995.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

As determined in accordance with SEC rules, our “named executive officers” in 2015 were:

•	Rohit Kapoor, our Vice Chairman and CEO;

•	Vishal Chhibbar, our Executive Vice President and CFO;

•	Pavan Bagai, our President and Chief Operating Officer;

•	Nalin Miglani, our Executive Vice President and Chief Human Resources Officer, and

•	Henry Schweppe, our former President, Global Business and Marketing.

Executive Summary –Business Highlights and Key Compensation Decisions for 2015

The Company had a successful 2015 from the perspective of achieving various financial performance goals that drive the creation of stockholder value, but also with respect to making a strategic acquisition, attaining industry recognition for our outstanding client-service, winning new clients and expanding our operations and geographic footprint. Our compensation program offers our executives the opportunity to earn annual cash bonuses based on achievement of revenue and Adjusted EPS targets (as described below). We also granted our executives a mix of time-vested restricted stock units that vest over four years and performance-vested restricted stock units, half of which vest based on revenue achievement over three years and half of which vest based on relative total stockholder return over three years.

As a result of our performance, our Compensation Committee granted increases in base salary or fixed compensation payable to certain of our named executive officers and funded our bonus pool based on an achievement of approximately 102.2% for the revenue component and 100% for the Adjusted EPS component. Moreover, our performance resulted in our executives banking one-third of their 2014 and 2015 revenue-based performance restricted stock units, subject to continued employment through the end of the performance period. This banking feature is described under “Compensation and Discussion Analysis – Long-Term Equity Incentives” on page 36. For the revenue-based performance restricted stock units granted in fiscal year 2016, we have removed this banking feature and the revenue-based performance restricted stock units cliff vest on December 31, 2018 if the revenue target is achieved.

2015 Business Highlights

We improved our annual revenues from $499.3 million ($525.6 million excluding the reimbursement of one-time disentanglement costs of $26.3 million) in fiscal year 2014 to $628.5 million in fiscal year 2015, completed the acquisition of RPM Direct LLC (an analytics firm which specializes in analyzing large consumer data sets to segment populations, predict response rates, forecast customer lifetime value, design and execute targeted, multi-channel marketing campaigns) and formed a joint venture with Carvajal S.A.S. that should allow EXL to address the growing demand for Spanish and bilingual Operations Management solutions. We won 34 new clients, received numerous awards and industry recognitions and opened new delivery centers in Cape Town, South Africa, Bogota and Cali, Colombia and a new Analytics Center of Excellence in Gurgaon, India.

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Total Stockholder Return

As shown in the following table, our 1-year, 3-year and 5-year total stockholder return outperformed market benchmarks.

(1)	Cumulative growth rate as of December 31, 2015.

(2)	Peer group TSR data excludes iGate and Sapient, as these companies were acquired in 2015; Solera Holdings, which was taken private in March 2016, is included in peer group TSR data.

Acquisitions, Finance and Equity Transactions

•	Acquired analytics firm RPM Direct, LLC (“RPM”) for consideration of $47.0 million in cash plus contingent cash consideration of up to $23.0 million and approximately $4.0 million of restricted stock. RPM specializes in analyzing large consumer data sets to segment populations, predict response rates, forecast customer lifetime value, design and execute targeted, multi-channel marketing campaigns.

Awards and Industry Recognition

•	We continued to receive numerous industry recognitions and awards, pointing to our commitment to innovation and excellence.

Clients and Operations

•	In 2015 we won 34 new clients of which 3 were Fortune 500 companies compared to the 26 new clients we won in 2014.

•	We opened three new delivery centers including two in Colombia (Bogotá and Cali) in order to address the growing demand for bilingual services and one in Cape Town South Africa to provide English language customer service for UK clients. We also consolidated our Analytics delivery facilities into a new world-class center of excellence in Gurgaon in order to add additional expansion capacity and create an environment to showcase our analytical capabilities.

•	We redesigned the EXL website creating a better client experience while showcasing EXL’s investments in thought leadership across our business domains.

•	Released Version 18 of LifePRO® with 60 significant business and technology enhancements.

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Summary of Key Compensation Decisions in 2015

The following highlights the Compensation Committee’s key compensation decisions in 2015 and with respect to performance for 2015.

•	Say-on-Pay Approval. At our 2015 Annual Meeting of Stockholders, approximately 98% of our stockholders approved (on a non-binding basis and excluding broker non-votes) the compensation of our named executive officers, as disclosed in our annual proxy statement for fiscal year 2014 pursuant to the SEC’s compensation disclosure rules. In our Compensation Committee’s review and evaluation of our compensation program for 2015, our Compensation Committee viewed the strong support from our stockholders as indicative that our compensation program for our named executive officers was designed and implemented to the satisfaction of the interests of our stockholders.

•	Utilization of Performance Criteria. The Compensation Committee approved the performance criteria of our annual incentive bonus program. The Company-wide performance measures for 2015 were (1) earnings per share, adjusted to remove the after-tax impact of stock-based compensation and the amortization of intangible assets (which we refer to as “Adjusted EPS”) and (2) total revenues. With respect to the performance criteria for our separate business lines, the performance goals continue to focus on the business line’s total revenues, new client revenues and contribution margin. We believe this mix of performance goals streamlines the performance criteria of our annual incentive bonus program and focuses our senior executives’ efforts on performance measures that demonstrate our profitability to stockholders.

•	Base Salaries. In 2015, we implemented increases to Messrs. Kapoor’s, Chhibbar’s and Bagai’s base salaries averaging approximately 6.03% based on each executive officer’s home currency.

•	Performance Targets. For 2015, the Compensation Committee established performance targets which were intended to encourage stretch performance. We achieved 100% of our Adjusted EPS target and exceeded our total revenue performance target (102.2%).

•	Bonuses and Equity Incentives. In 2015, we achieved our annual incentive bonus targets, and we exceeded the 2015 revenue performance targets for each of the 2014 and 2015 revenue-based restricted stock unit grants. Based upon the revenue performance for each year’s grant relative to the applicable target, our executives banked one-third of each of their 2014 and 2015 target awards (subject to continued employment), which is the maximum amount that may be banked in either the first or second year of our three-year program.

•	Employment Agreement with Mr. Kapoor and Stock Price Performance Award. Effective January 1, 2015, we entered into a new employment agreement with Mr. Kapoor to secure Mr. Kapoor’s services to the Company through December 31, 2017. In connection with his new employment agreement, we granted Mr. Kapoor a one-time award of 100,000 performance-based restricted stock units that he may earn based on the Company’s average stock price exceeding certain targets during the three year performance period (the “Stock Price Performance Award”). Additional information related to the new employment agreement and Stock Price Performance Award appears later in this proxy statement.

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Key Corporate Governance Features

Our compensation programs, practices and policies are reviewed and re-evaluated periodically and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during fiscal 2015, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

•	Pay for performance. We link a significant portion of each named executive officer’s total compensation to the achievement of specific performance goals, as described below. Such variable compensation is “at-risk” and not guaranteed, and rewards performance and contributions to both short-term and long-term financial performance of the Company.

•	Appropriate choice and use of peer groups. We have thoughtfully selected a peer group of companies with similar market capitalization or scope of operations to us, to help us review current market practices and design a competitive compensation program. We set total compensation of our executive officers at levels the Compensation Committee believes are appropriate relative to the total compensation paid to similarly situated executive officers of our peer companies, giving consideration to market and other factors as well.

•	Equity compensation best practices. Our equity compensation program prohibits option repricing without stockholder approval. We do not have excessive overhang or dilution from equity grants. Our equity incentives are designed to encourage our executives to maintain a long-term view of stockholder value creation and to encourage retention.

•	Limited perquisites and personal benefits. We provide our named executive officers with only limited perquisites and personal benefits in addition to the regular benefits offered to all employees, and we believe that each perquisite and personal benefit we offer serves an important business purpose. We consider the perquisites and personal benefits that we offer to our executives stationed in India to be customary benefits which allow us to remain competitive for top talent.

•	Independent decision-making. Compensation decisions for our named executive officers are approved by an independent Compensation Committee. Our Compensation Committee is advised by an independent consultant who reports directly to the Compensation Committee and provides no services to the Company or management.

•	Risk mitigation. We believe the mix and design of our compensation programs serve to mitigate operational, financial, legal, regulatory, strategic and reputational risks.

•	No tax gross-ups. We do not provide “gross-ups” to any of our named executive officers, including for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

•	Clawback Policy. We maintain a compensation recovery policy that allows the Company to recover compensation (including both cash and/or equity awards) previously paid to one or more officers in the event of a financial restatement caused by noncompliance with reporting requirements that impacts the applicable performance metric if, in the opinion of our Board or Compensation Committee, the identified executive’s misconduct was a material factor causing the restatement.

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•	Stock Ownership Policy. We maintain a stock ownership policy that requires our Chief Executive Officer to maintain stock ownership equal to at least six times his base salary and that requires the other members of our executive committee to maintain stock ownership of at least two times their respective base salaries. We adopted this policy in December of 2014 and our covered executives have five years from its adoption date (or, if later, their hire date) to attain the required stock ownership levels. We maintain a similar stock ownership policy for our non-employee directors that requires directors to maintain stock ownership of at least five times their respective annual retainers.

•	Anti-Hedging and Pledging Restrictions. We implemented a policy that, effective January 1, 2015, prohibits our officers and directors subject to the requirements of Section 16 of the Exchange Act, which includes our executive officers, from engaging in any hedging transactions with respect to Company stock they directly or indirectly own. In addition, under this policy, Reporting Persons are only permitted to pledge shares of our stock that exceed those required to be owned under our Stock Ownership Policy described above.

Overview of compensation policies and philosophies

We believe that the long-term success of companies that provide outsourcing, transformation and analytics services globally is linked to their ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of innovation, collaboration, excellence, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance and our performance. As employees progress to higher levels in the organization, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay should be linked to our performance and tied to creation of stockholder value. Our programs should deliver top-tier compensation in return for top-tier individual and company performance; conversely, where individual performance and/or our performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving employees remain motivated and committed.

•	Compensation should balance long-term focus that is linked to stockholder value as well as short-term financial objectives. Consistent with this philosophy, equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on long-term results, thereby making a significant portion of their total compensation dependent on long-term stock price appreciation. In addition, compensation should focus management on achieving short-term performance goals in a manner that supports and ensures long-term success and profitability.

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•	Compensation should reflect the value of the job in the marketplace. We compete for talent globally. In order to attract and retain a highly skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent in the relevant markets.

•	Compensation programs should be easy to understand. We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed to employees in order to effectively motivate them. Employees need to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments, and indirectly through contributing to our achievement of strategic, financial and operational goals. We also believe that compensation for our employees should be administered uniformly across the company and should be administered with clear-cut objectives and performance metrics.

Our Compensation Committee’s Processes

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Among those are the following:

•	Assessment of Company Performance. Our Compensation Committee uses financial performance measures to determine a significant portion of the payouts under our annual incentive bonus program and equity incentive program. The financial performance measures with respect to our named executive officers’ incentive bonuses and equity incentive awards are largely based on the achievement of Company-wide goals. In addition, the incentive bonuses payable under our annual incentive bonus program to our senior executives who have responsibility for business lines are tied to such business lines’ financial or other performance. These Company-wide and business-line performance measures are established by our Compensation Committee annually at the beginning of the year. At the end of the year or performance period, in the case of our equity incentive program, our Compensation Committee reviews and certifies our performance achievement, and considers the appropriateness of adjustments to the performance criteria and calculations of performance achievement.

We generally pay bonuses at target when we achieve the established financial measures that are set forth in our annual operating plan and personal performance goals, as described below. These measures reflect targets that are intended to encourage stretch performance.

•	Assessment of Individual Performance. Individual performance has a strong impact on the compensation of certain employees, including our executive officers. The evaluation of an individual’s performance determines a portion of the payouts for Mr. Chhibbar and Mr. Miglani made under our incentive bonus program and also influences any changes in base salary.

For Messrs. Chhibbar and Miglani, our Compensation Committee receives a performance assessment and compensation recommendation from our Vice Chairman and CEO. The performance assessments are based on each of our named executive officer’s respective self-evaluations and subsequent performance appraisals conducted by our Vice Chairman and CEO. Our Compensation Committee reviews the performance assessments of these executive officers with our Vice Chairman and CEO, and evaluates the achievement of established objectives by each executive officer and his or her business line (if applicable), as well as the executive officer’s contribution to our

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performance, leadership accomplishments and overall competence. In determining the numerical performance rating that translates into specific payouts under our incentive bonus program and also influences any changes in base salary, our Compensation Committee may exercise its judgment based on our board of directors’ interactions with such executive officers.

•	Review of Peer Company Market Data. At the time compensation decisions were made for our U.S.-based and other senior executive officers in 2015, our Compensation Committee reviewed publicly available compensation data for companies that are engaged in business and technology services like us. The Compensation Committee took into account whether the companies had market capitalizations or annual revenues similar to ours, as well as the relevance of their geographic areas. The companies that composed our peer group for 2015 were as follows:

Peer Group Companies
Altisource Portfolio Solutions S.A.	IGATE Corporation
Ciber, Inc.	Sapient Corporation
Computer Task Group, Incorporated	Solera Holdings, Inc.
Convergys Corporation	Sykes Enterprises, Incorporated
CSG Systems International, Inc.	Syntel Inc.
EPAM Systems, Inc.	TeleTech Holdings, Inc.
Genpact Limited	Virtusa Corporation
HMS Holdings Corp.	WNS (Holdings) Limited

The compensation data for our peer group is compiled directly by Cook & Co., the independent consultant to the Compensation Committee. The peer group compensation data was supplemented by global general industry and technology industry survey data. The data from the surveys was scaled to our size by Cook & Co. based on revenues or corresponding revenue ranges as provided by the surveys. While the Compensation Committee reviewed and considered the data provided by these surveys, it did not consider or review the compensation paid to executives at the component companies included within such surveys and did not use this information or any other data as a benchmark to set executive compensation for fiscal year 2015.

Our Compensation Committee uses the compensation data to obtain a general understanding of current market practices, so it can design our executive compensation program to be competitive. Market data is not used exclusively, but rather as a point of reference to draw comparisons and distinctions. The Compensation Committee also takes into account an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

•	Total Compensation Review. Our Compensation Committee determines the categories and presentation of compensation information required to evaluate each executive’s base pay, incentive bonus and equity incentives when changes in compensation are considered by our Compensation Committee and requests Cook & Co. compile such information. Compensation decisions are designed to promote our fundamental business objectives and strategy. Our Compensation Committee periodically reviews related matters such as succession planning and management, evaluation of management performance, changes in the scope of managerial responsibilities, and consideration of the business environment, and considers such matters in making compensation decisions.

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•	Role of the Compensation Committee’s Independent Compensation Consultant. For 2015, the Compensation Committee retained the services of Cook & Co., a qualified and independent compensation consultant, to aid the Compensation Committee in performing its duties. The Compensation Committee’s compensation consultant assists in collecting and evaluating external market data regarding executive compensation and performance, selecting peer group companies, reviewing the proxy statement, and advising the Compensation Committee on developing trends and best practices in executive compensation, director compensation, and equity and incentive plan design. Other than performing these consulting services, Cook & Co. does not provide other services to us or our executive officers. We have affirmatively determined that no conflict of interest has arisen in connection with the work of Cook & Co. as compensation consultant for the Compensation Committee.

Components of Executive Compensation for 2015

For 2015, the compensation of executive officers consisted of the following five primary components:

Compensation Component	Description	Objectives
Base Salary	• Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set and market value.	• Provide a base level of compensation that corresponds to the job function performed. • Attract, retain, reward and motivate qualified and experienced executives.
Annual Incentives	• “At-risk” compensation earned based on performance measured against pre-established annual goals. • Goals are tailored to each executive’s position.	• Incentivize executives to achieve annual goals that ultimately contribute to long-term company growth and stockholder return.
Long-Term Incentives

•     “At-risk” compensation in the form of restricted stock unit awards whose value fluctuates according to stockholder value.

•     50% of the award vests based on continued service.

•     50% vests based on achievement of revenue and total stockholder return goals.

• Align executive interests with those of stockholders. • Reward continuous service with the company. • Incentivize executives to achieve goals that drive company performance over the long-term.

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Compensation Component	Description	Objectives
Other Benefits	• Broad-based benefits provided to company employees (e.g., health and group insurance), a retirement savings plan and other personal benefits where appropriate.	• Provide a total compensation package that is competitive with the marketplace and addresses unique needs, especially for overseas executives.
Severance and Change in Control Protections	• Protect executives during potentially tumultuous corporate transaction. • Provide reduced post-employment compensation upon other involuntary terminations.

•     Allow executives to focus on generating stockholder value during a change in control transaction.

•     Provide market-competitive post-employment compensation recognizing executives likely require more time to find subsequent employment.

Compensation Mix

Consistent with our compensation philosophy, our compensation program balances base salary, short-term incentive and long-term incentive opportunities provided to our executive officers. The following charts illustrate the mix of target compensation components for the Vice Chairman and CEO and the other named executive officers during the 2015 fiscal year. We have excluded the restricted stock units attributable to the 2014 fiscal year annual incentive program as those units do not relate to our fiscal year 2015 compensation program.

As illustrated by the charts below, the majority of compensation that may be earned by our named executive officers is tied to the achievement of financial performance metrics (annual performance bonuses and PRSUs) or fluctuates with the underlying value of our common stock (RSUs).

Vice Chairman & CEO Compensation Mix (1) (1) Mr. Kapoor’s equity component includes his one-time Stock Price Performance Award.	NEOs’ Compensation Mix (Excluding Vice Chair & CEO)

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Detailed Review of Compensation Components

Base Salary

As discussed above, we provide our executive officers fixed compensation commensurate with their performance, experience, responsibilities, skill set and market value. This attracts and retains an appropriate caliber of talent for the position and provides a base wage that is not subject to our performance risk. In setting base salaries for 2015, our Compensation Committee considered:

Individual Performance	➢	The degree to which the executive met and exceeded expectations.

Market Data	➢	Geographical and market data to test reasonableness of compensation.

Overall Compensation Mix	➢	Senior employees should have a greater portion of their compensation tied to increasing stockholder value.

Upon completing its review and as shown in the table below, the Compensation Committee determined that it was appropriate to change Mr. Kapoor’s base salary in recognition of his many individual accomplishments and the Company’s performance. In addition, the Compensation Committee determined to increase the base salaries of Messrs. Chhibbar and Bagai due to their individual contributions and the Company’s performance. Mr. Schweppe’s and Mr. Miglani’s salaries remained the same as their 2014 salary, which were set late that year. The fixed compensation paid to Messrs. Chhibbar and Bagai is paid in Indian Rupees and we have included the percentage increase with respect to their fixed compensation in their home currency (INR). Further, these amounts cover not only base salary for Messrs. Chhibbar and Bagai, but also amounts available as a travel allowance, an automobile allowance, a housing allowance, a medical allowance and a cash supplementary allowance, consistent with compensation practices in India.

Name	2014 Base Salary / Annual Fixed Compensation	2015 Base Salary / Annual Fixed Compensation (Effective April 1, 2015)		% Increase / Decrease
Rohit Kapoor	$565,000	$600,000	(1)	6.2%
Vishal Chhibbar	$298,387	$309,376		3.7% (5.4% INR)
Pavan Bagai	$322,581	$337,934		4.8% (6.5% INR)
Nalin Miglani	$400,000	$400,000		0.0%
Henry Schweppe	$450,000	$450,000		0.0%

(1)   Mr. Kapoor’s base salary, along with his employment agreement, became effective January 1, 2015.

Incentive Bonus

We have established an annual incentive bonus program in order to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Our Compensation Committee approved the framework of our incentive bonus program in December 2014 for the year 2015 for bonuses payable in respect of 2015 performance. Under the program, bonus target amounts, expressed as a percentage of base salary or

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annual fixed compensation, are established for participants at the beginning of each year unless their employment agreements contain different terms. Funding of potential bonus payouts for the year are determined by our financial results for the year relative to predetermined performance measures, and may be increased or decreased depending upon the executive’s individual performance against his performance goals. If our performance falls short of target, our aggregate funding of the annual cash bonus incentive pool declines. If we do not achieve a minimum threshold for the established financial performance objectives, then the bonus pool is not funded for that particular objective. At the end of the performance period, our Compensation Committee has discretion to adjust an award payout from the amount yielded by the formula.

Our Compensation Committee considered the following when establishing the awards for 2015:

•	Bonus Targets. Bonus targets were established based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to our performance. During 2015, our Compensation Committee established the following bonus targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum bonus targets for each named executive officer.

Name	Bonus Target	Bonus Maximum
Rohit Kapoor	100% of base salary	200% of base salary
Vishal Chhibbar	50% of annual fixed compensation	100% of annual fixed compensation
Pavan Bagai	75% of annual fixed compensation	150% of annual fixed compensation
Nalin Miglani	60% of base salary	120% of base salary
Henry Schweppe	75% of base salary	150% of base salary

•	Annual Bonuses Exclusively Denominated in Cash. The Committee believes cash bonuses clearly align with market compensation practices and make the Company’s overall compensation program more competitive. The long-term retention and performance features associated with equity grants continue to be an important part of the Company’s compensation mix, as described below.

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•	Performance Measures. Our executives were eligible to earn annual bonuses based on their achievement of company-wide performance metrics, business line or other company performance metrics and, in some cases, individual performance, as described in the tables below.

Name	Company-Wide Performance(1)	Individual Performance	Business Line or Other Company Performance
Rohit Kapoor	80%	—	20%
Vishal Chhibbar	60%	20%	20%
Pavan Bagai	80%	—	20%
Nalin Miglani	60%	20%	20%
Henry Schweppe	80%	—	20%

(1)	Based 50% on the Company’s Adjusted EPS goal and 50% on the Company’s revenues goal, for all employees whose incentive bonus is linked to Company-wide financial performance, including our named executive officers. The Company-wide performance component for Messrs. Kapoor, Bagai and Schweppe was reduced from 100% to 80% for 2015.

For 2015, the Compensation Committee believed Messrs. Kapoor’s, Bagai’s and Schweppe’s annual bonus should be 80% based on the Company’s Adjusted EPS and revenues goals and 20% based on the aggregated performance of all Business Units Revenue and Adjusted EPS due to the nature of their positions as Vice Chairman and CEO, President and Chief Operating Officer, and President, Global Business and Marketing respectively. The Committee believed it was important to set the business line and other Company performance goals as well as the individual performance goals described above for Messrs. Chhibbar and Miglani to ensure the executives were properly focused on both the Company’s Adjusted EPS and revenue goals, aggregate of business units performance on revenue and Adjusted EPS goals and other areas of performance that are unique to their positions within the organization. The Compensation Committee believes achievement of these performance metrics will drive our business and, in turn, lead to increased stockholder value.

•	Determination of Financial Performance Achievement. In 2015, the portion of incentive bonus payments that were subject to financial performance measures could have ranged from zero to 200% of target depending on the achievement of performance goals, as follows:

Adjusted EPS Goals		Revenue Goals
% of Adjusted EPS Achieved Compared to Target Goal	% of Target Portion Funded	% of Revenues Achieved Compared to Target Goal	% of Target Portion Funded
Less than 90%	0%	Less than 90%	0%
At 90%	25%	At 90%	25%
From 90% to 100%	Linear interpolation from 25% to 100%	From 90% to 100%	Linear interpolation from 25% to 100%
At 100%	100%	At 100%	100%
From 100% to 110%	Linear interpolation from 100% to 200%	From 100% to 110%	Linear interpolation from 100% to 200%
Above 110%	200%	Above 110%	200%

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In 2015, our Compensation Committee established an Adjusted EPS target of $1.96 and a revenue target of $592 million. Based on our performance during the 2015 fiscal year, we achieved 100% of our Adjusted EPS target, and 102.2% of our revenue target.

The bonus pool funding for employees whose bonuses are tied to the performance of specific business lines is determined by targets established for such businesses by our Compensation Committee.

•	Individual Performance Measures. As discussed above, Messrs. Chhibbar and Miglani earn a portion of their respective annual incentive bonuses based on the achievement of individual performance measures. These goals are designed to balance the attention of our named executive officers between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives for us. While some of the goals are subjective, certain other goals, such as client and employee satisfaction metrics, are capable of objective measurement. The individual performance measures were generally as follows:

Name	Individual Performance Goals
Vishal Chhibbar

•     Achievement of corporate financial targets

•     Business growth through strategic acquisitions

•     Capabilities and strategic initiatives with special focus on profitability

•     Strengthening finance department leadership, organization and operations

Nalin Miglani

•     Build a high performance organization

•     Develop and implement client-based HR program

•     Develop and launch purpose and values program

•     Build and implement a program to significantly improve sales capabilities

•     Build leadership teams of key business units

•     Build global HR team

•	Determination of Individual Performance Achievement.

Mr. Kapoor made performance assessments and compensation recommendations for Messrs. Chhibbar and Miglani, and our Compensation Committee approved the recommendations after reviewing similar considerations for such named executive officers. For Mr. Chhibbar, our Compensation Committee noted his role in enabling the Company to keep track of all relevant financial metrics, playing a key role in acquisitions, strengthening the finance department’s personnel and procedures and effectively engaging with investors and the broader investment community. For Mr. Miglani, our Compensation Committee noted his role in managing and executing strategic assignments, creating a strong sense of purpose and values, improving employment engagement, enhancing sales effectiveness and executing various initiatives/programs.

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•	Actual Bonus Payments.

The table below sets out the 2015 incentive bonuses paid to our named executive officers in March 2016.

Name	Earned 2015 Incentive Bonus ($)
Rohit Kapoor	621,129
Vishal Chhibbar	157,049(1)
Pavan Bagai	246,239(1)
Nalin Miglani	274,840
Henry Schweppe	349,385

(1)	The exchange rate used for the bonus conversion from Indian rupees to U.S. dollars for Messrs. Chhibbar and Bagai was 66.15, which was the exchange rate on December 31, 2015.

Long-Term Equity Incentives

Under our equity compensation program, our executive officers received restricted stock units under the 2015 Amendment and Restatement of the 2006 Omnibus Award Plan (the “2015 Plan”). We awarded restricted stock units to all of our named executive officers in the portions shown below.

•	The Time-Vested RSUs are subject to Standard Graded vesting – 10% after first year, an additional 20% after second year, an additional 30% after third year and an additional 40% after fourth year (except for Mr. Kapoor, whose restricted stock units will vest in increments of 25% on each of the first four anniversaries of the grant date), subject to continuous service with the Company through the applicable vesting date.

•	The Committee believes these Time-Vested RSUs provide an important role in promoting retention of our executive officers.

•	The “Performance-Vested” portion of the 2015 RSUs (“PRSUs”) are split into two types that each vest based on separate performance measures as follows:

○	Revenue-Linked PRSUs: 50% of these performance-based restricted stock unit awards will cliff-vest on December 31 of the third fiscal year in the performance period, subject to achievement of threshold Company revenues against an annual revenue target for such third fiscal year and continuous employment through December 31, 2017 — we call these awards “Revenue-Linked PRSUs.”

•	For example, the awards granted in February 2015 would cliff-vest on December 31, 2017, subject to achievement of Company revenues against the threshold target for 2017, but up to one-third of the units may be banked based on actual revenue performance for each of 2015 and 2016. The ultimate amount of Revenue-Linked PRSUs that a recipient earns, which may be up to 200% of the target award of Revenue-Linked RSUs, will equal the greater of (x) the Revenue-Linked PRSUs earned based on achievement of the

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annual revenue target for the third fiscal year of the performance period, and (y) the sum of the banked Revenue-Linked PRSUs earned and banked in the first and second year of the grant.

•	Based on the Company’s performance during fiscal 2015, our executives banked one-third of their 2015 Revenue-Linked PRSUs and one-third of their 2014 Revenue-Linked PRSUs based on exceeding the applicable annual revenue targets.

•	For the Revenue-Linked PRSUs granted in fiscal year 2016, we have removed this banking feature and the Revenue-Linked PRSUs cliff vest on December 31, 2018 if the revenue target is achieved.

○	Relative TSR-Linked PRSUs: The remaining 50% of the performance-based restricted stock unit awards cliff-vest on December 31 of the third fiscal year in the performance period, based on the achievement of relative total stockholder return performance of the Company against a peer group over the grant’s three-year performance period of January 1, 2015 to December 31, 2017 and continuous employment through December 31, 2017 — we call these awards “Relative TSR-Linked PRSUs.” The Company’s TSR for the TSR performance period will be computed and then compared to the TSR of the companies in the TSR peer group, which is comprised of the public companies in our 8-digit Global Industry Classification Standard sub-industry group. A participant shall earn 200%, 100% or 0% of the Relative TSR-Linked PRSUs, as applicable, if the Company’s TSR for the performance period equals or exceeds the 80th, 50th or 20th percentile, respectively, of the TSR peer group, when ranked by TSR for the TSR performance period. For the Relative TSR-Linked PRSUs granted in 2015, the Company included a negative TSR cap. Under the negative TSR cap, if the total stockholder return is negative over the course of the three year performance period, no named executive officer may receive greater than 100% funding of the TSR-Linked PRSUs.

The percentage of Relative TSR-Linked PRSUs earned will be determined based on straight-line interpolation to the extent the Company’s TSR falls in between the 20th and 80th percentiles, as per the chart below:

TSR Peer Group Percentile	Percentage of Relative TSR-Linked PRSUs Earned
80.0	200%
50.0	100%
20.0	0%

•	The Committee believes the PRSUs focus our executives on key drivers of our Company’s business that will ultimately lead to creation of additional stockholder value.

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The table below shows the amount of Time-Vested and Performance-Vested RSUs our Compensation Committee awarded our named executive officers in 2015. In general, the Compensation Committee believes that the size of the award granted to an executive officer should increase based on the executive officer’s level of responsibility within the Company.

Name	Time Vested RSUs	Revenue-Linked PRSUs	Relative TSR- Linked PRSUs	Stock Price Performance Award(1)
Rohit Kapoor	37,500	18,750	18,750	100,000
Vishal Chhibbar	7,500	3,750	3,750	—
Pavan Bagai	12,500	6,250	6,250	—
Nalin Miglani	6,000	3,000	3,000	—
Henry Schweppe	7,500	3,750	3,750	—

(1)	See “Mr. Kapoor’s Stock Price Performance Award” below for details regarding this Stock Price Performance Award.

The Committee continues to believe that long-term equity awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance, and they ensure that our executive officers are properly focused on stockholder value.

Moreover, the Committee favors restricted stock unit awards as these awards offer executives the opportunity to receive shares of our common stock on the date that the restrictions lapse. Such awards serve both to reward and retain executives because value is linked to the price of our stock on the date that the restriction lapses, and the executive must generally remain in employment through the date that the restrictions lapse. Restricted stock unit awards provide a significant degree of alignment of interests between our executives and stockholders.

The Committee also believes that the mix between Time-Vested RSUs and Performance-Vested RSUs provides an appropriate balance between incentivizing our executives to continue their employment with the Company and to ensure they are focused on long-term financial performance and generating stockholder value, which will enable them to realize additional compensation.

Finally, restricted stock units are potentially less dilutive to stockholders’ equity than stock options because restricted stock awards are full value awards, and our Compensation Committee can award fewer shares than an equivalent value of stock options.

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Mr. Kapoor’s Stock Price Performance Award

As shown above, Mr. Kapoor received a one-time Stock Price Performance Award of 100,000 restricted stock units in connection with his new employment agreement. Provided that Mr. Kapoor remains continuously employed by the Company through December 31, 2017, he may earn between 0% and 200% of his Stock Price Performance Award pursuant to the chart below:

Average Stock Price as of December 31, 2017(1)	Vested or Earned Percentage
$50.00 or more	200%
$37.50	100%
Less than $37.50	0%

(1)	Average stock price is determined based on the fair market value of the Company’s common stock over the 60 calendar days immediately prior to December 31, 2017.

The threshold/target stock price of $37.50 reflects a 10% annual growth rate over the three-year period from December 31, 2014 ($28.10) to December 31, 2017. The maximum stock price of $50.00 reflects a 21% annual growth rate. If the Company’s average stock price falls between $37.50 and $50.00, the percentage of restricted stock units earned will be determined based on straight-line interpolation.

We believe this Stock Price Performance Award further aligns Mr. Kapoor’s interests with those of our stockholders as he may only earn amounts under the award based on specific increases in the Company’s stock price.

Benefits and Perquisites

We offer employee benefits coverage in order to:

•	provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

•	provide market-competitive benefits that enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including our U.S.-based named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Our named executive officers in India, Mr. Bagai (and prior to his 2016 relocation to the United States, Mr. Chhibbar), is eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees stationed in India.

We generally do not provide significant perquisites or personal benefits to executive officers other than our Vice Chairman and CEO and our executive officers stationed in India. Our Vice Chairman and CEO is provided a limited number of perquisites whose primary purpose is to minimize distractions from his attention to our important initiatives and to be competitive. A discussion of the benefits provided to our Vice Chairman and CEO is provided under “Employment Agreements” beginning on page 46.

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Severance and Change-in-Control Benefits

Each named executive officer is (or was, in the case of Mr. Schweppe) party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation, which was negotiated through arms’-length contract negotiations. Under these employment agreements or letters, we are obligated to pay severance or other enhanced benefits upon termination of their employment. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

We have provided change-in-control severance protection for certain of our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.

Looking Forward to 2016

Following our redesign of our annual bonus program and our long-term equity incentives in 2014, the Compensation Committee determined to continue these programs as described above in fiscal 2016, subject of course, to new performance goals. Effective April 1, 2016, the Compensation Committee approved a modest increase in base salary for certain of our current executive officers.

For the Relative TSR-Linked PRSUs granted in 2016, the Company included a negative TSR cap identical to the cap first implemented in 2015. Under the negative TSR cap, if the total stockholder return is negative over the course of the three year performance period, no named executive officer may receive greater than 100% funding of the TSR-Linked PRSUs.

Subsequent to fiscal year 2015, we entered into a new employment agreement with Mr. Chhibbar, effective as of January 1, 2016. Under the new agreement, Mr. Chhibbar’s annual base salary will be increased to $400,000, subject to adjustments by the Board as permitted in the agreement, and his target annual cash bonus opportunity will be 60% of his base salary with a maximum of 120% of his base salary. Mr. Chhibbar will continue to remain eligible to receive equity awards at the discretion of the Compensation Committee. In addition, Mr. Chhibbar is entitled to receive up to $100,000 in connection with his relocation from India to New York.

Deductibility Cap on Executive Compensation

Our Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. Under Section 162(m) of the Code, compensation paid to certain of our named executive officers (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is

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“performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Compensation awards under our 2015 Plan generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m). Our Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its stockholders to do so.

Our Compensation Committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K, and our proxy statement relating to the Annual Meeting.

COMPENSATION COMMITTEE

Ms. Anne Minto (Chair) Ms. Deborah Kerr Mr. Som Mittal Mr. Clyde W. Ostler Mr. Garen K. Staglin

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Summary Compensation Table for Fiscal Year 2015

The following table sets forth information for compensation earned in fiscal years 2013, 2014 and 2015 by our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)		Total ($)
Rohit Kapoor	2015	600,000		—	6,119,000	621,129	—	35,014	(6)	7,375,143
Vice Chairman	2014	565,000		—	2,164,263	535,760	—	44,198		3,309,221
& CEO	2013	553,904		—	2,276,711	169,070	—	38,433		3,038,118
Vishal Chhibbar	2015	251,341	(1)	—	595,800	157,049	8,340	34,775	(7)	1,047,305
Executive Vice	2014	250,272		—	415,549	130,457	8,066	35,879		840,222
President and	2013	250,119		6,129	381,028	109,880	7,529	24,205		778,890
CFO
Pavan Bagai	2015	242,590	(2)	—	993,000	246,239	9,386	76,164	(8)	1,567,379
President &	2014	235,363		—	681,554	222,188	9,010	84,938		1,233,053
Chief Operating	2013	225,475		28,381	720,673	126,568	8,511	68,747		1,178,356
Officer
Nalin Miglani	2015	400,000		—	476,640	274,840	—	81,520	(9)	1,233,000
Executive Vice	2014	—		—	—	—	—	—		—
President,	2013	—		—	—	—	—	—		—
Global Head of
Human
Resources
Henry	2015	450,000		—	595,800	349,385	—	8,340	(11)	1,403,525
Schweppe(10)	2014	—		—	—	—	—	—		—
Former	2013	—		—	—	—	—	—		—
President,
Global Business
and Marketing

(1)	The amount set forth in the “Salary” column for Mr. Chhibbar includes $130,952 of base salary, $29,195 of a cash supplementary allowance, $78,571 of housing allowance (which Mr. Chhibbar elected to receive in cash), and $12,622 of travel and medical allowance (which Mr. Chhibbar elected to receive in cash).

(2)	The amount set forth in the “Salary” column for Mr. Bagai includes $110,979 of base salary, $94,519 of a cash supplementary allowance, $27,585 of housing allowance (which Mr. Bagai elected to receive in cash), and $9,508 of travel and medical allowance (which Mr. Bagai elected to receive in cash).

(3)	Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2013, 2014 and 2015, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included (i) for 2015, in footnotes 2 and 14 to the audited financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016; (ii) for 2014, in footnotes 2 and 14 to the audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015; and (iii) for 2013, in footnotes 2 and 13 to the audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.

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With respect to stock awards granted in 2015, which includes Mr. Kapoor’s one-time Stock Price Performance Award, the table below sets forth the value attributable to performance restricted stock units valued at target achievement:

Name	Target Total Grant Date Fair Value ($)
Rohit Kapoor	4,815,875
Vishal Chhibbar	335,175
Pavan Bagai	558,625
Nalin Miglani	268,140
Henry Schweppe	335,175

Performance restricted stock units granted in 2015 may pay out up to 200% of the target award, which would have amounted to the following grant date fair values for each named executive officer:

Name	Maximum Total Grant Date Fair Value ($)
Rohit Kapoor	9,631,750
Vishal Chhibbar	670,350
Pavan Bagai	1,117,250
Nalin Miglani	536,280
Henry Schweppe	670,350

(4)	Reflects the cash incentive bonuses earned in respect of 2015 and paid in 2016. For details on our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 32.

(5)	Reflects the present value of accruals under the Gratuity Plan for Indian Employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension Benefits for Fiscal Year 2015” beginning on page 55.

(6)	Amount for Mr. Kapoor includes the travel allowance provided for under his employment agreement, to be used for once-a-year business class airfare for himself and his family between the United States and India, costs associated with use of an automobile and driver in India, car lease, contributions to our 401(k) plan, and Company-paid life insurance premiums.

(7)	Amount for Mr. Chhibbar includes contributions to the Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($15,714), costs associated with use of an automobile and driver in India, car lease, and home internet and telephone charges.

(8)	Amount for Mr. Bagai includes housing allowance ($39,002), contributions to Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($13,317), costs associated with use of an automobile and driver in India, car lease, and home internet and telephone charges.

(9)	Amount for Mr. Miglani includes relocation assistance ($73,180), contributions to our 401(k) plan, and Company-paid life insurance premiums.

(10)	Mr. Schweppe’s employment with the Company terminated as of March 18, 2016.

(11)	Amount for Mr. Schweppe includes contributions to our 401(k) plan and Company-paid life insurance premiums.

Unless specified below, certain U.S. dollar figures in this proxy statement have been converted from Indian rupees at a rate of 66.15 Indian rupees to $1.00, the Indian rupee to U.S. dollar exchange rate in effect as of December 31, 2015. The amounts disclosed in the “Compensation Discussion and Analysis” section have been converted from Indian rupees at a rate of 63.03 Indian rupees to $1.00, the Indian rupee to U.S. dollar exchange rate in effect as of January 31, 2015. This represents the exchange rate in effect at or around the time the relevant compensation was set, which more accurately reflects the relative value that the Company placed on those elements at the time. Certain information in the Summary Compensation Tables for fiscal years 2013 and 2014 was converted using the exchange rates in effect as set forth below:

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Fiscal Year	Rate	Exchange Rate of INR per US$1
2014	December 31, 2014	63.03
2013	December 31, 2013	61.78

Grants of Plan-Based Awards Table for Fiscal Year 2015

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Rohit Kapoor			600,000	1,200,000
	2/26/2015					18,750	(2)	37,500			651,563
	2/26/2015					18,750	(3)	37,500			1,024,313
	4/29/2015					100,000	(4)	200,000			3,140,000
	2/26/2015								37,500	(5)	1,303,125
Vishal Chhibbar			145,529	291,057
	2/26/2015					3,750	(2)	7,500			130,313
	2/26/2015					3,750	(3)	7,500			204,863
	2/26/2015								7,500	(5)	260,625
Pavan Bagai			237,862	475,725
	2/26/2015					6,250	(2)	12,500			217,188
	2/26/2015					6,250	(3)	12,500			341,438
	2/26/2015								12,500	(5)	434,375
Nalin Miglani			240,000	480,000
	2/26/2015					3,000	(2)	6,000			104,250
	2/26/2015					3,000	(3)	6,000			163,890
	2/26/2015								6,000	(5)	208,500
Henry Schweppe			337,500	675,000
	2/26/2015					3,750	(2)	7,500			130,313
	2/26/2015					3,750	(3)	7,500			204,863
	2/26/2015								7,500	(5)	260,625

(1)	These amounts reflect the target and maximum cash incentive bonuses set for 2015. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis – Incentive Bonus” beginning on page 32.

(2)	Represents annual awards of Revenue-Linked PRSUs granted under the 2015 Plan, subject to the vesting set forth in footnote 7.

(3)	Represents annual awards of Relative TSR-Linked PRSUs granted under the 2015 Plan, subject to the vesting set forth in footnote 7.

(4)	Represents one-time Stock Price Performance Award granted under the 2006 Plan, subject to the vesting set forth in footnote 7.

(5)	Represents annual awards of restricted stock units granted under the 2015 Plan, subject to the vesting set forth in footnote 7.

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(6)	The grant date fair value of the estimated future payouts under equity incentive plan awards are based on the Monte Carlo value.

(7)	The vesting schedules of the stock grants mentioned in the table are as follows (subject to continued employment through each applicable vesting date):

Name	Grant Date	Vesting Start Date	Vesting Schedule
Rohit Kapoor	2/26/2015	2/26/2015	Restricted Stock Units: Vesting over 4 years – 25% each year
	2/26/2015	2/26/2015	Revenue Linked PRSUs: 100% vesting on 12/31/2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2/26/2015	2/26/2015	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2017
	4/29/2015	4/29/2015	Stock Price Performance Award: 100% vesting on 12/31/2017
Vishal Chhibbar	2/26/2015	2/26/2015	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/26/2015	2/26/2015	Revenue Linked PRSUs: 100% vesting on 12/31/2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2/26/2015	2/26/2015	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2017
Pavan Bagai	2/26/2015	2/26/2015	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/26/2015	2/26/2015	Revenue Linked PRSUs: 100% vesting on 12/31/2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2/26/2015	2/26/2015	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2017
Nalin Miglani	2/26/2015	2/26/2015	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/26/2015	2/26/2015	Revenue Linked PRSUs: 100% vesting on 12/31/2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2/26/2015	2/26/2015	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2017
Henry Schweppe	2/26/2015	2/26/2015	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/26/2015	2/26/2015	Revenue Linked PRSUs: 100% vesting on 12/31/2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2/26/2015	2/26/2015	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2017

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Employment Agreements

Rohit Kapoor

Mr. Kapoor serves as our Vice Chairman and CEO, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, dated April 29, 2015. Mr. Kapoor’s employment agreement provides for an initial term that commences January 1, 2015 and extends until December 31, 2017 and automatically renews for successive one-year periods unless terminated with 120 days prior notice.

Salary, Bonus and Equity. Mr. Kapoor’s base salary was increased to $600,000, effective January 1, 2015. Mr. Kapoor’s base salary can be increased at our sole discretion and cannot be decreased unless a Company-wide decrease in pay is implemented. Mr. Kapoor can earn an annual cash bonus, with a target of 100% of base salary and a maximum of 200% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Kapoor remains eligible to receive equity-based awards annually during the term, in amounts and forms determined by the Compensation Committee, but with vesting terms no less favorable than ratable vesting over four years from the date of grant.

Pursuant to the terms of our 2006 Omnibus Award Plan (the “2006 Plan”), Mr. Kapoor received a Stock Price Performance Award in the second quarter of 2015 that he may earn based on the Company’s average stock price exceeding certain targets during the 60 day period prior to December 31, 2017 and contingent upon his continuous service through that date. The amount of PRUSs Mr. Kapoor ultimately receives may be between 0% and 200% of his Target Award, based on actual performance.

Personal Benefits. We provide Mr. Kapoor with certain personal benefits, including certain club memberships, term life insurance policy (with a face value of $500,000), once-a-year business class airfare between the United States and India for the executive and his family, up to $12,000 for personal tax and estate planning expenses, up to $1,400 per month car allowance, up to $12,000 per year for expenses associated with maintaining an automobile in India (including cost of a driver), personal security for the executive and his family while in India, reimbursement for first-class business travel, and a per diem allowance for certain trips. In addition, his employment agreement entitles him to certain other benefits in the event he is relocated to India, but which are not applicable currently as he maintains a U.S. residency.

Mr. Kapoor’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

Vishal Chhibbar

Mr. Chhibbar serves as our Executive Vice President and CFO, and was based in India until December 31, 2015. We entered into an employment agreement with him, effective May 1, 2009, which was in effect until December 31, 2015.

Salary, Bonus and Equity. Mr. Chhibbar’s annual fixed compensation, measured in his home currency of Indian rupees, was increased by 5.4% effective April 1, 2015. Mr. Chhibbar’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, under his agreement, Mr. Chhibbar can earn an annual cash bonus, with a target of 50% of annual fixed

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compensation and a maximum of 100% of annual fixed compensation, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Chhibbar is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Chhibbar’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

Please refer to page 40 of the Compensation Discussion and Analysis for a summary of the material terms of Mr. Chhibbar’s revised employment agreement effective January 1, 2016.

Pavan Bagai

Mr. Bagai serves as our President and Chief Operating Officer, and is based in India. We entered into an employment agreement with him, effective July 31, 2002 and a severance agreement, effective March 15, 2011, each of which will continue throughout Mr. Bagai’s employment with the Company.

Salary, Bonus and Equity. Mr. Bagai’s annual fixed compensation, measured in his home currency of Indian rupees, was increased by 6.5% effective April 1, 2015. Mr. Bagai’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Bagai can earn an annual cash bonus, with a target of 75% of annual fixed compensation and a maximum of 150% of annual fixed compensation in 2015, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Bagai is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Bagai’s employment and severance agreements also include severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

Nalin Miglani

Mr. Miglani serves as our Executive Vice President, Global Head of Human Resources, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective December 1, 2014, which will continue throughout Mr. Miglani’s employment with the Company.

Salary, Bonus and Equity. Mr. Miglani’s base salary is $400,000, which may be increased from time to time by our Board. While, employed, Mr. Miglani can earn an annual cash bonus, with a target of 60% of base salary and a maximum of 120% of base salary, based upon attainment of performance criteria determined by our Compensation Committee. Mr. Miglani is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee. Mr. Miglani’s employment agreement provided for: (i) an initial equity award of 20,000 restricted stock units that will vest according to the schedule described below under “Outstanding Equity Awards at Fiscal 2015 Year-End” beginning on page 49 and (ii) a one-time joining bonus of $200,000 half of which was paid on the commencement of his employment and the other half paid in March 2015, based on his continued service with the Company. Mr. Miglani is entitled to receive $100,000 in connection with his relocation from Amsterdam to New York.

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Mr. Miglani’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

Henry Schweppe

Mr. Schweppe is our former President, Global Business and Marketing of Holdings, and was based at our executive offices in New York, New York. We entered into an employment agreement with him, effective October 6, 2014. His employment with the Company terminated as of March 18, 2016.

Salary, Bonus and Equity. Mr. Schweppe’s base salary was $450,000. While employed, Mr. Schweppe was eligible to earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon attainment of performance criteria determined by our Compensation Committee. Mr. Schweppe was also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee. Mr. Schweppe’s employment agreement provided for: (i) an initial equity award of restricted stock units valued at $500,000 as of the date of grant that vest according to the schedule described below under “Outstanding Equity Awards at Fiscal 2015 Year-End” beginning on page 49 and (ii) a one-time joining bonus of $350,000 half of which was paid on the commencement of his employment and the other half of which was paid in March 2015. We agreed to pay up to $200,000 in legal fees on behalf of Mr. Schweppe in connection with his resignation from his prior employer should he have to resolve any matters concerning his noncompetition agreement with his prior employer.

Mr. Schweppe’s employment agreement also included severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End” beginning on page 56.

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Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2015:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
Rohit Kapoor	150,000	—	11.88	7/26/2016
	150,000	—	16.96	1/23/2018
	196,400	—	8.75	2/10/2019
	97,500	—	19.76	2/3/2021
	73,125	24,375	24.77	2/7/2022
					9,375	421,219
					37,500	1,684,875
					674	30,283
					2,409	108,236
					28,125	1,263,656
					37,500	1,684,875
					12,499	561,580	12,502	561,715
					6,249	280,768	12,501	561,670
							37,500	1,684,875
							18,750	842,438
							100,000	4,493,000
Vishal Chhibbar	50,209	—	9.59	6/1/2019
	6,350	—	19.76	2/3/2021
	4,830	4,420	24.77	2/7/2022
					1,700	76,381
					8,400	377,412
					297	13,344
					6,300	283,059
					751	33,742
					7,500	336,975
					2,333	104,822	2,334	104,867
					1,249	56,118	2,501	112,370
							7,000	314,510
							3,750	168,488

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
Pavan Bagai	13,000	—	19.76	2/3/2021
	19,500	13,000	24.77	2/7/2022
					5,000	224,650
					461	20,713
					16,100	723,373
					10,350	465,026
					1,203	54,051
					12,500	561,625
					3,833	172,217	3,834	172,262
					2,083	93,589	4,167	187,223
							11,500	516,695
							6,250	280,813
Nalin Miglani					18,000	808,740
					6,000	269,580
					999	44,885	2,001	89,905
							3,000	134,790
Henry Schweppe					18,153	815,614
					7,500	336,975
					1,249	56,118	2,501	112,370
							3,750	168,488

(1)	The stock option awards in this table became or will become vested and exercisable in accordance with the following schedules (generally subject to continued employment through each applicable vesting date):

Option Expiration Date (mm/dd/yyyy)	Vesting Schedule of Original Grant
7/26/2016	For Mr. Kapoor, 25% of the options vested on each of November 14, 2006, November 14, 2007, November 14, 2008 and November 14, 2009.
1/23/2018	For Mr. Kapoor, 25% of the options vested on each of January 23, 2009, January 23, 2010, January 23, 2011 and January 23, 2012.
2/10/2019	For Mr. Kapoor, 25% of the options vested on each of February 10, 2010, February 10, 2011, February 10, 2012 and February 10, 2013.
6/1/2019	For Mr. Chhibbar, 10% of the options vested on June 1, 2010, an additional 20% of the options vested on June 1, 2011, an additional 30% of the options vested on June 1, 2012 and the remaining 40% of the options vested on June 1, 2013.

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Option Expiration Date (mm/dd/yyyy)	Vesting Schedule of Original Grant
2/3/2021

For Mr. Kapoor, 25% of the options vested on each of February 3, 2012, February 3, 2013, February 3, 2014 and February 3, 2015.

For Messrs. Chhibbar and Bagai, 10% of the options vested on February 3, 2012, an additional 20% of the options vested on February 3, 2013, an additional 30% of the options vested on February 3, 2014 and the remaining 40% of the options vested on February 3, 2015.

2/7/2022

For Mr. Kapoor, 25% of the options vested on each of February 7, 2013, February 7, 2014, February 7, 2015 and February 7, 2016.

For Messrs. Chhibbar and Bagai, 10% of the options vested on February 7, 2013, 20% of the options vested on February 7, 2014, 30% of the options vested on February 7, 2015, and 40% of the options vested on February 7, 2016.

(2)	The restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules (generally subject to continued employment through each applicable vesting date):

Name	# of Units Unvested as of 12/31/15	Vesting Schedule of Original Grant
Rohit Kapoor	9,375	25% of the restricted stock units vested on each of February 7, 2013, February 7, 2014, February 7, 2015 and February 7, 2016.
	37,500	25% of the restricted stock units vested on each of February 8, 2014, February 8, 2015 and February 8, 2016. The remaining 25% of the restricted stock units will vest on February 8, 2017.
	674	33.3% of the restricted stock units vested on each of February 8, 2014, February 8, 2015 and February 8, 2016.
	2,409	33.3% of the restricted stock units vested on each of February 13, 2015 and February 13, 2016. The remaining 33.3% of the restricted stock units will vest on February 13, 2017.
	28,125	25% of the restricted stock units vested on each of February 13, 2015 and February 13, 2016. An additional 25% of the restricted stock units will vest on each of February 13, 2017 and February 13, 2018.
	37,500	25% of the restricted stock units vested on February 26, 2016. An additional 25% of the restricted stock units will vest on each of February 26, 2017, February 26, 2018 and February 26, 2019.
	12,499	100% of the Revenue-Linked PRSUs will vest on December 31, 2016. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	6,249	100% of the Revenue-Linked PRSUs will vest on December 31, 2017. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
Vishal Chhibbar	1,700	10% of the restricted stock units vested on February 7, 2013, 20% of the restricted stock units vested on February 7, 2014, 30% of the restricted stock units vested on February 7, 2015, and 40% of the restricted stock units will vest on February 7, 2016.
	8,400	10% of the restricted stock units vested on February 8, 2014, 20% of the restricted stock units vested on February 8, 2015, 30% of the restricted stock vested on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.
	297	33.33% of the restricted stock units vested on each of February 8, 2014, February 8, 2015 and February 8, 2016.
	6,300	10% of the restricted stock units vested on February 13, 2015 and 20% of the restricted stock units vested on February 13, 2016. An additional 30% of the restricted stock units will vest on February 13, 2017 and the remaining 40% of the restricted stock units will vest on February 13, 2018.

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Name	# of Units Unvested as of 12/31/15	Vesting Schedule of Original Grant
	751	33.33% of the restricted stock units vested on each of February 13, 2015 and February 13, 2016. The remaining 33.33% of the restricted stock units will vest on February 13, 2017.
	7,500	10% of the restricted stock units vested on February 26, 2016. An additional 20% of the restricted stock units will vest on February 26, 2017, 30% of the restricted stock units will vest on February 26, 2018 and the remaining 40% of the restricted stock units will vest on February 26, 2019.
	2,333	100% of the Revenue-Linked PRSUs will vest on December 31, 2016. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	1,249	100% of the Revenue-Linked PRSUs will vest on December 31, 2017. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
Pavan Bagai	5,000	10% of the restricted stock units vested on February 7, 2013, 20% of the restricted stock units vested on February 7, 2014, 30% of the restricted stock units vested on February 7, 2015, and 40% of the restricted stock units will vest on February 7, 2016.
	461	33.3% of the restricted stock units vested on each of February 8, 2014, February 8, 2015, and February 8, 2016.
	16,100	10% of the restricted stock units vested on February 8, 2014, 20% of the restricted stock units vested on February 8, 2015, 30% of the restricted stock vested on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.
	10,350	10% of the restricted stock units vested on February 13, 2015 and 20% of the restricted stock units vested on February 13, 2016. An additional 30% of the restricted stock units will vest on February 13, 2017 and the remaining 40% of the restricted stock units will vest on February 13, 2018.
	1,203	33.33% of the restricted stock units vested on each of February 13, 2015 and February 13, 2016. The remaining 33.33% of the restricted stock units will vest on February 13, 2017.
	12,500	10% of the restricted stock units vested on February 26, 2016. An additional 20% of the restricted stock units will vest on February 26, 2017, 30% of the restricted stock units will vest on February 26, 2018 and the remaining 40% of the restricted stock units will vest on February 26, 2019.
	3,833	100% of the Revenue-Linked PRSUs will vest on December 31, 2016. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2,083	100% of the Revenue-Linked PRSUs will vest on December 31, 2017. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
Nalin Miglani	18,000	10% of the restricted stock units vested on December 4, 2015. An additional 20% of the restricted stock units will vest on December 4, 2016, an additional 30 of the restricted stock units will vest on December 4, 2017 and the remaining 40% of the restricted stock units will vest on December 4, 2018.
	6,000	10% of the restricted stock units vested on February 26, 2016. An additional 20% of the restricted stock units will vest on February 26, 2017, 30% of the restricted stock units will vest on February 26, 2018 and the remaining 40% of the restricted stock units will vest on February 26, 2019.

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Name	# of Units Unvested as of 12/31/15	Vesting Schedule of Original Grant
	999	100% of the Revenue-Linked PRSUs will vest on December 31, 2017. This amount represents the number of Revenue-Linked PRSUs that were “banked” pursuant to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
Henry Schweppe	18,153	10% of the restricted stock units vested on October 6, 2015. The remaining restricted stock units were forfeited upon his termination of employment with the Company.
	7,500	10% of the restricted stock units vested on February 26, 2016. The remaining restricted stock units were forfeited upon his termination of employment with the Company.
	1,249	All of these Revenue-Linked PRSUs were forfeited upon his termination of employment with the Company.

(3)	The performance restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules (generally subject to continued employment through the applicable vesting date and achievement of applicable performance goals):

Name	# of Units Unvested as of 12/31/15	Vesting Schedule of Original Grant
Rohit Kapoor	12,502	100% of the Revenue-Linked PRSUs will vest on December 31, 2016, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	12,501	100% of the Revenue-Linked PRSUs will vest on December 31, 2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	37,500	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2016.
	18,750	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2017.
	100,000	100% of the Stock Price Performance Award will vest on December 31, 2017.
Vishal Chhibbar	2,334	100% of the Revenue-Linked PRSUs will vest on December 31, 2016, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	2,501	100% of the Revenue-Linked PRSUs will vest on December 31, 2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	7,000	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2016.
	3,750	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2017.
Pavan Bagai	3,834	100% of the Revenue-Linked PRSUs will vest on December 31, 2016, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	4,167	100% of the Revenue-Linked PRSUs will vest on December 31, 2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	11,500	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2016.
	6,250	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2017.
Nalin Miglani	2,001	100% of the Revenue-Linked PRSUs will vest on December 31, 2017, subject to the banking feature described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” on page 36.
	3,000	100% of the Relative TSR-Linked PRSUs will vest on December 31, 2017.

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Name	# of Units Unvested as of 12/31/15	Vesting Schedule of Original Grant
Henry Schweppe	2,501	All of these remaining Revenue-Linked PRSUs were forfeited upon his termination of employment with the Company.
	3,750	All of these remaining Relative TSR-Linked PRSUs were forfeited upon his termination of employment with the Company.

(4)	The price used in determining the market values set forth in this table is $44.93, which was the closing price of our stock on December 31, 2015.

(5)	The amounts shown in this column reflect target performance with the exception of the 2014 Revenue-Linked PRSUs and the 2014 Relative TSR-Linked PRSUs. Amounts shown in this column for the 2014 Revenue-Linked PRSUs and the 2014 Relative TSR-Linked PRSUs reflect maximum performance.

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Option Exercises and Stock Vested During Fiscal Year 2015

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rohit Kapoor	—	—	9,375 9,375 1,244 673 18,750 9,375 1,203	277,008 293,438 38,937 21,065 586,875 294,094 37,738
Vishal Chhibbar	1,800 3,600 6,300 900 900 900 900	26,694 74,664 160,083 23,769 24,669 25,389 26,199	1,700 1,275 554 297 2,400 700 374	50,231 39,908 17,340 9,296 75,120 21,959 11,732
Pavan Bagai	—	—	5,000 3,750 817 460 4,600 1,150 601	147,738 117,375 25,572 14,398 143,980 36,076 18,853
Nalin Miglani	—	—	2,000	91,100
Henry Schweppe	—	—	2,016	77,576

Pension Benefits For Fiscal Year 2015

The following table discloses the present value of accumulated benefits payable to each of the named executive officers and the years of service credited to each named executive under the Gratuity Plan for Indian Employees as of December 31, 2015:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vishal Chhibbar	Gratuity Plan for Indian Employees	7	44,643	—
Pavan Bagai	Gratuity Plan for Indian Employees	13	70,437	—

(1)	Consists of the number of years of service credited as of December 31, 2015 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

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(2)	Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 11 to the audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.

We are required to provide all Indian employees with benefits under the Gratuity Plan, a defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as the executive’s annual base salary (determined based on the executive’s most recent monthly base salary) divided by 26, multiplied by 15, and the product multiplied by the executive’s completed years of continuous service with the Company. An executive has a vested and nonforfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Chhibbar’s and Mr. Bagai’s accumulated benefits has been determined based on their monthly basic salary rates in effect on December 31, 2015, which were approximately $11,054 and $9,392, respectively.

Potential Payments upon Termination or Change in Control at Fiscal 2015 Year-End

Rohit Kapoor

Cash Severance. If Mr. Kapoor’s employment were terminated by us without “cause” or by the executive for “good reason” (in each case, as described below) on December 31, 2015, he would have been entitled to cash severance consisting of:

•     continuation of his base salary for 24 months;

•     his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments;

•     any unpaid bonus amounts from prior periods;

•     any accrued but unpaid base salary and vacation days or unreimbursed expenses

•     costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive becomes eligible to receive comparable benefits from a subsequent employer; and

•     continuation of life insurance coverage until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer.

“Cause” will occur when:

•     there is a final nonappealable conviction of, or pleading of no contest to, (1) a felony, or (2) a crime of moral turpitude that causes serious economic injury or serious injury to our reputation;

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•     the executive engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct that causes serious and demonstrable injury to us;

•     the executive materially violates any of our material policies;

•     the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•     the executive fails to reasonably cooperate in a governmental investigation involving us;

•     the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•     the executive fails to follow our board of directors’ lawful instructions and does not remedy the failure for 15 days after we give him written notice;

•     the executive’s use of alcohol or drugs materially interferes with the performance of his duties;

•     the executive fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors; or

•     the executive materially breaches any material term of his employment agreement which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail.

“Good reason” means:

•     the executive’s duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•     the executive’s base salary is reduced (other than in connection with a Company-wide decrease in pay), or his target annual bonus opportunity is reduced below 100% of his base salary;

•     the office or location where the executive is based in the metropolitan New York City area is moved more than 30 miles, and the new location is more than 30 miles from his primary residence in the metropolitan New York City area; or

•     we breach any material term of the executive’s employment agreement.

If the executive plans to terminate his employment for good reason, he must notify us within 45 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

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Change-in-Control Cash Severance. If Mr. Kapoor’s employment is terminated by us without “cause” or by the executive for “good reason” (in each case, as described above) within 12 months following a “change of control” or in specific contemplation of a change in control, the executive will receive, in lieu of the cash severance described above, (1) a lump sum payment equal to 24 months of base salary and (2) his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments.

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement, the 2006 Plan and the 2015 Plan, as applicable) generally means any of the following events:

•     any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% (50% or more in the 2006 Plan) of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised;

•     a majority of the members of our board of directors changes from those in office as of the date of Mr. Kapoor’s employment agreement or the effective date of the 2006 or 2015 Plan (as applicable), except that the election of any new director whose election or nomination was approved by at least two-thirds of our incumbent directors will not be regarded towards a change in the majority for these purposes;

•     our dissolution or liquidation;

•     the sale, transfer or other disposition of all or substantially all of our business or our assets; or

•     consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction:

○	more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders;

○	no person or group is or becomes the beneficial owner of more than 50% (50% or more in the 2006 Plan) of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the parent or surviving company; and

○	at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

Death or Disability. If Mr. Kapoor’s employment terminates due to his death or is terminated by either the executive or us due to his disability, he (or his estate) will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Noncompetition and Nonsolicitation Provisions. Mr. Kapoor is subject to confidentiality and nondisparagement restrictions at all times, as well as noncompetition and nonsolicitation restrictions during his employment and for one year thereafter.

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Annual Equity Awards. If Mr. Kapoor’s employment is terminated with good reason or without cause, Mr. Kapoor shall be treated as if he were still employed by the Company for a period of two years following the termination date. On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable), Mr. Kapoor’s outstanding annual equity awards will vest as described below:

•	Time-Vested RSUs: If a change in control occurs prior to the end of the performance period, Mr. Kapoor’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of target of Mr. Kapoor’s Revenue-Linked PRSUs will be deemed earned, will be subject to a three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of target of Mr. Kapoor’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Revenue-Linked PRSUs will become fully vested if, within 12 months following or in specific contemplation of a change in control, he is terminated without cause or, within 12 months following a change in control, he voluntarily terminates his employment for good reason. Furthermore, all of Mr. Kapoor’s outstanding, earned TSR-Linked PRSUs will become fully vested if, at any time following a change in control, he is terminated without cause or he voluntarily terminates his employment for good reason.

Stock Price Performance Award. Mr. Kapoor will vest in a portion of his Stock Price Performance Award representing his service from January 1, 2015 through his termination date plus an additional year (the “Enhanced Pro-Rata Portion”) if his employment terminates prior to a change in control due to his death or disability. If, prior to a change in control, Mr. Kapoor is terminated by the Company without cause or he voluntarily terminates his employment with good reason, a portion of the PRSUs will be considered earned based on the Company’s average stock price during the 60 days prior to Mr. Kapoor’s termination date (the “Earned PRSUs”). An Enhanced Pro-Rata Portion of any such Earned PRSUs will vest immediately upon Mr. Kapoor’s termination date.

If a change in control occurs prior to the end of the performance period, a portion of the PRSUs outstanding as of the date of the change of control will be deemed earned and convert to Time-Vested RSUs (“CIC PRSUs”), based on the Company’s average stock price

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on the date of the change in control, that cliff-vest on December 31, 2017, contingent upon Mr. Kapoor’s continued employment through that date. One hundred percent of all PRSUs granted to Mr. Kapoor pursuant to the Stock Price Performance Award will become fully vested if (i) within 12 months following or in specific contemplation of a change in control, he is terminated without cause; (ii) within 12 months following a change in control, he voluntarily terminates his employment for good reason or (iii) there is a failure to substitute, assume, exchange or otherwise continue the PRSUs by an acquirer. In addition, following the 12-month period described above, an Enhanced Pro-Rata Portion of any earned CIC PRSUs will vest immediately upon Mr. Kapoor’s termination of employment at any time after a change in control due to his termination without cause, death or disability, or resignation for good reason.

Release of Claims. Mr. Kapoor’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us, his not having committed a material breach of the restrictive covenants that has remained uncured for 15 days after we have given him notice of such breach and his resignation from the board of directors and all committees thereof, if requested by the Company.

Code Section 280G. Mr. Kapoor’s employment agreement also contains a “modified cut-back” provision such that any payments that constitute “excess parachute payments” under Section 280G of the Code will be reduced to an amount that does not trigger the applicable excise taxes, to the extent such reduced amount is larger than the amount Mr. Kapoor would have received on a present-value net-after-tax basis (including excise taxes) absent such a reduction.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2015, which was $44.93.

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Indicative Payouts for Rohit Kapoor

The following table summarizes the amounts payable to Mr. Kapoor upon a change in control or termination of his employment with us on December 31, 2015:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Termination Due to Death or Disability Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	1,200,000	—	1,200,000	—	1,200,000
Bonus payout	621,129	621,129	—	621,129	—	—	—	—
Life insurance	—	—	5,414	5,414	5,414	5,414	—	5,414
Health insurance	19,569	19,569	19,569	19,569	—	19,569	—	19,569
Stock options (unvested and accelerated)	—	—	—	491,400	491,400	491,400	—	491,400
Restricted stock units (unvested and accelerated)	—	—	—	3,929,488	2,190,472	5,193,144	—	5,193,144
Performance restricted stock units (unvested and accelerated)	—	—	—	3,369,750(1)	3,650,652	4,212,188	—	4,212,188
Performance restricted stock units (unvested and accelerated Stock Price Performance Award)	2,992,608	2,992,608	—	4,515,240	—(2)	4,898,269	4,898,269	4,898,269

(1)	As described above, upon his termination for good reason or without cause, Mr. Kapoor is treated as having continued his employment for two additional years for purposes of his annual equity awards. The information in this table was calculated assuming target performance over the additional two year-period, however, the actual payment would depend upon the Company’s actual performance following Mr. Kapoor’s termination.

(2)	Mr. Kapoor’s Stock Price Performance Award becomes immediately vested upon a change in control if the Compensation Committee has not made a provision for the substitution, assumption, exchange or other continuation of the award in connection with the change in control.

Vishal Chhibbar

Either Mr. Chhibbar or we may terminate Mr. Chhibbar’s employment at any time (though Mr. Chhibbar must give us three months’ advance notice upon a termination without good reason). If Mr. Chhibbar’s employment with the Company is terminated by the Company without “cause” or by Mr. Chhibbar for “good reason,” as summarized below, Mr. Chhibbar will receive a cash severance payment equal to one times his total annual fixed compensation then in effect, paid in installments over a 12-month period.

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On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable), Mr. Chhibbar’s outstanding equity awards will vest as described below:

•	Time-Vested RSUs: If a change in control occurs prior to the end of the performance period, Mr. Chhibbar’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Chhibbar’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Chhibbar’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Chhibbar’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Chhibbar’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Chhibbar’s outstanding, earned TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Chhibbar’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Chhibbar is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

The definitions of “cause” and “good reason” described below apply to Messrs. Chhibbar, Bagai, Miglani and Schweppe unless stated otherwise.

“Cause” will occur when:

•     there is a final nonappealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony;

•     the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•     the executive materially violates any of our material policies;

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•     the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•     the executive fails to reasonably cooperate in a governmental investigation involving us;

•     the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•     the executive fails to follow his supervisor’s (or, for Messrs. Chhibbar and Bagai, our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him written notice; or

•     the executive’s use of alcohol or drugs materially interferes with the performance of his duties.

“Good reason” means, without the executive’s prior written consent:

•     the executive’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, or our CEO;

•     the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the 2015 Plan), his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•     for Messrs. Chhibbar and Bagai only, the executive’s base salary or annual cash bonus opportunity is reduced, other than in connection with a proportionate reduction impacting all members of our executive committee;

•     for Messrs. Miglani and Schweppe only, there is a change in the office or location where the executive is based of more than 50 miles and such new office or location is more than 50 miles from the executive’s primary residence; or

•     we breach any material term of the executive’s employment agreement or severance agreement.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem (15 days for Mr. Chhibbar).

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2015, which was $44.93.

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Indicative Payouts of Vishal Chhibbar

The following table summarizes the amounts payable to Mr. Chhibbar upon a change in control or termination of his employment with us on December 31, 2015:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	294,785	—	294,785	294,785	294,785
Bonus payout	—	—	—	—	—	—	—	—
Life insurance	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	89,107	89,107	89,107	89,107
Restricted stock units (unvested and accelerated)	—	—	—	—	364,921	1,120,914	1,120,914	1,120,914
Performance restricted stock units (unvested and accelerated)	—	—	—	—	696,415	808,740	808,740	808,740
Government-required payouts(1)	44,643	44,643	—	44,643	—	44,643	44,643	44,643

(1)	Represents distributions under the Gratuity Plan, which is due to Mr. Chhibbar because he has earned over five years of credited service.

Please refer to page 40 of the Compensation Discussion and Analysis for a summary of the material terms of Mr. Chhibbar’s revised employment agreement effective January 1, 2016.

Pavan Bagai

Either Mr. Bagai or we may terminate Mr. Bagai’s employment at any time with one month’s notice (or pay one month’s salary in lieu of notice). If Mr. Bagai is terminated by us without “cause” (other than due to disability) at any time following a change in control or in specific contemplation of a change in control, or if Mr. Bagai resigns for “good reason” following a “change in control” (as defined in the 2015 Plan), Mr. Bagai will receive a cash severance payment equal to twelve months’ of his then-current annual fixed compensation, payable in twelve equal monthly installments.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable), Mr. Bagai’s outstanding equity awards will vest as described below:

•	Time-Vested RSUs: If a change in control occurs prior to the end of the performance period, Mr. Bagai’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Bagai’s outstanding Time-Vested RSUs will become

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fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Bagai’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Bagai’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Bagai’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Bagai’s outstanding, earned TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Bagai’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bagai is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2015, which was $44.93.

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Indicative Payouts for Pavan Bagai

The following table summarizes the amounts payable to Mr. Bagai upon a change in control or termination of his employment with us on December 31, 2015:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	321,995	—	321,995	321,995	321,995
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	262,080	262,080	262,080	262,080
Restricted stock units (unvested and accelerated)	—	—	—	—	741,884	2,049,437	2,049,437	2,049,437
Performance restricted stock units (unvested and accelerated)	—	—	—	—	1,149,444	1,336,668	1,336,668	1,336,668
Government-required payouts(1)	70,437	70,437	—	70,437	—	70,437	70,437	70,437

(1)	Represents distributions under the Gratuity Plan, which is due to Mr. Bagai because he has earned over five years of credited service.

Nalin Miglani

Either Mr. Miglani or we may terminate Mr. Miglani’s employment at any time (though we must give Mr. Miglani 30 days’ notice if the termination is without “cause” and Mr. Miglani must give us 90 days’ advance notice upon any resignation). If Mr. Miglani’s employment with the Company is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Miglani for “good reason” (both “cause” and “good reason” as defined above), Mr. Miglani will receive a cash severance payment equal to 12 months base salary, with 25% payable as a lump sum payment and the remaining 75% payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable), Mr. Miglani’s outstanding equity awards will vest as described below:

•	Time-Vested RSUs: If a change in control occurs prior to the end of the performance period, Mr. Miglani’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Miglani’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

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•	Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Miglani’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Miglani’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Miglani’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Miglani’s outstanding, earned Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Miglani’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Miglani is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2015, which was $44.93.

Indicative Payouts for Nalin Miglani

The following table summarizes the amounts payable to Mr. Miglani upon a change in control or termination of her employment with us on December 31, 2015:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	400,000	—	400,000	400,000	—
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	—	—	—	—

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Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Restricted stock units (unvested and accelerated)	—	—	—	—	206,678	1,078,320	1,078,320	1,078,320
Performance restricted stock units (unvested and accelerated)	—	—	—	—	179,720	269,580	269,580	269,580

Henry Schweppe

The following section describes Mr. Schweppe’s employment agreement in effect while he was employed. If Mr. Schweppe’s employment with the Company was terminated by the Company without “cause” (other than due to death or disability) or by Mr. Schweppe for “good reason” (both “cause” and “good reason” as defined above), Mr. Schweppe will receive a cash severance payment equal to 12 months base salary, payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable), Mr. Schweppe’s outstanding equity awards would have vested as described below:

•	Time-Vested RSUs: If a change in control occurs prior to the end of the performance period, Mr. Schweppe’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Schweppe’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Schweppe’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Schweppe’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

•	Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Schweppe’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one

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year under such schedule. In addition, all of Mr. Schweppe’s outstanding, earned TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Schweppe’s severance payments and termination-related equity acceleration were subject to his execution of a release of claims against us. Mr. Schweppe is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2015, which was $44.93.

Indicative Payouts for Henry Schweppe

Mr. Schweppe’s employment with the Company terminated as of March 18, 2016. However, pursuant to SEC rules we are disclosing certain additional information related to a hypothetical termination as of December 31, 2015. Accordingly, the following table summarizes the amounts payable to Mr. Schweppe upon a change in control or termination of his employment with us on December 31, 2015:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	450,000	—	450,000	450,000	—
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	—	—	—	—
Restricted stock units (unvested and accelerated)	—	—	—	—	214,945	1,152,589	1,152,589	1,152,589
Performance restricted stock units (unvested and accelerated)	—	—	—	—	224,650	336,975	336,975	336,975

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Director Compensation for Fiscal Year 2015

The following table sets forth information for compensation earned in fiscal year 2015 by our non-executive directors who served during fiscal year 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)(5)	Total ($)
David Kelso	80,000	99,998	—	—	179,998
Deborah Kerr	72,500	146,309	—	—	218,809
Clyde Ostler	82,500	99,998	—	—	182,498
Anne Minto	77,500	127,108	—	25,077(6)	229,685
Som Mittal	70,000	99,998	—	—	169,998
Mohanbir Sawhney(4)	72,500	99,998	—	—	172,498
Garen Staglin	120,000	206,771	—	39,500(5)	366,271

(1)	Mr. Kapoor’s compensation during 2015 was based solely on his role as CEO, as disclosed in the “Summary Compensation Table for Fiscal Year 2015” beginning on page 42 and discussed in “Compensation Discussion and Analysis” beginning on page 23. He does not receive any additional compensation for his services as a director. Separately, Mr. Sahney did not serve as a director during fiscal year 2015 and accordingly is not included in the table.

(2)	Amounts reflect the aggregate grant date fair value of stock awards and option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2015, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included in footnotes 2 and 14 to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.

(3)	The outstanding equity awards held by our directors on December 31, 2015 is set forth on the table below:

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have Not Vested
David Kelso	38,253	—	2,853
Deborah Kerr	—	—	4,470
Anne Minto	3,093	—	3,621
Som Mittal	—	—	2,853
Clyde Ostler	62,723	—	2,853
Mohanbir Sawhney	—	—	2,853
Garen Staglin	32,723	—	6,270

(4)	Mr. Sawhney resigned as a director as of December 31, 2015.

(5)	For Mr. Staglin, amount reflects our reimbursement for costs associated with secretarial services.

(6)	For Ms. Minto, amount reflects our reimbursement to her for tax planning fees. The amount also reflects a subsequent payment made to Ms. Minto to gross up the reimbursement of tax planning fees so that the economic benefit to her was the same as if such benefit were provided on a non-taxable basis ($8,072).

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For 2015, non-employee directors were eligible to receive an annual retainer fee in the amount of $55,000. The non-executive Chairman of our board of directors was eligible to receive an additional retainer of $150,000 which is paid $50,000 in cash and $100,000 in equity. The Lead Director of our board of directors (if there is a Lead Director serving at such time) was eligible to receive an additional annual fee of $25,000. New non-employee directors who join our board of directors during a calendar quarter are eligible to receive the full fee for such calendar quarter. The chairperson of our Audit Committee was eligible to receive an additional annual fee of $20,000, and other members of our Audit Committee were eligible to receive an additional annual fee of $10,000. The Chairpersons of committees other than our Audit Committee were eligible to receive an additional annual fee of $15,000, and members of committees other than our Audit Committee were eligible to receive an additional annual fee of $7,500. There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). We make quarterly cash payments to our directors who elect to receive a portion of their director fees in the form of cash.

Prior to July 1, 2014, new non-employee directors who join our board of directors were eligible to receive restricted stock units representing 4,000 shares of our common stock and each non-employee director received a grant on the anniversary of his board service date of restricted stock units representing 4,000 shares of our common stock. Effective July 1, 2014, the Company decided to transition to making an annual grant to all directors with an approximate value of $100,000 commencing on the date of the 2015 Annual Stockholders’ meeting. In order to transition to this new program, any director with an anniversary hire date between July 1, 2014 and June 19, 2015, the date of the 2015 Annual Stockholders’ meeting, received a pro rata grant based upon the number of days between the anniversary date and the date of the Annual Stockholders’ meeting. On June 19, 2015, each non-employee director received a grant or restricted stock units valued at $100,000 with the exact number of units being determined by dividing $100,000 by the closing stock price on June 18, 2015. The grants provide that the restricted stock units will vest on the earliest of:

•	the first anniversary of the date of grant;

•	the date on which the director’s term as a member of our board of directors expires if the director is not subsequently elected to a new term on our board of directors; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan or 2015 Plan, as applicable.

Holders of restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. The restricted stock units issued to each of our non-employee directors will settle on the earliest of:

•	such director’s death;

•	180 days following the end of such director’s term on our board of directors, or if the director has satisfied our stock ownership guidelines and made an election prior to the grant, the vesting date of the award; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan or 2015 Plan, as applicable, that satisfies the requirements of Section 409A of the Code.

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Risk and Compensation Policies

Our Compensation Committee has taken into account its discussions with management regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

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STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

Unless otherwise indicated, the table below sets forth, as of March 31, 2016, information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and current executive officers (i.e., not just named executive officers) as a group.

The amounts and percentages of common stock beneficially owned as of March 31, 2016 are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 31, 2016. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by such person as set forth opposite such person’s name.

			Vested but Unsettled Restricted Stock Units(3)

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares	Percentage (%)(2)		Total
Wellington Management Group LLP(4)	3,168,468	9.82	—	3,168,468
Blackrock, Inc.(5)	3,092,116	9.58	—	3,092,116
Vanguard Group, Inc.(6)	2,406,845	7.46	—	2,406,845
TimesSquare Capital Management, LLC(7)	1,816,231	5.63	—	1,816,231
Rohit Kapoor(8)	1,556,123	4.57	—	1,556,123
Pavan Bagai(9)	147,770	*	—	147,770
Vishal Chhibbar(10)	73,915	*	—	73,915
Nalin Miglani	—	*	—	—
Henry Schweppe(11)	—	*	—	—
David B. Kelso(12)	43,253	*	35,208	78,461
Deborah Kerr	—	*	1,617	1,617
Anne E. Minto(13)	3,093	*	8,768	11,861
Som Mittal	—	*	6,021	6,021
Clyde W. Ostler(14)	62,723	*	25,935	88,658
Nitin Sahney	—	*	—	34,184
Garen K. Staglin(15)	52,723	*	43,240	95,693
All current directors and current executive officers as a group (14 persons)(16)	2,045,822	5.94	154,973	2,200,795

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017.

(2)	Based on 33,531,971 shares outstanding as of March 31, 2016.

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(3)	For non-management directors, includes restricted stock units (previously granted for service on the Board) that have vested but are unsettled. Because vested restricted stock units generally settle 180 days following the director’s term of service (see “Director Compensation for Fiscal Year 2015” for additional details on settlement), the units are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 31, 2016. Restricted stock units that are vested but unsettled count towards our stock ownership policy for non-employee directors, which requires directors to maintain stock ownership of at least five times their respective annual retainers.

(4)	Based on the Schedule 13G/A filed on February 11, 2016, Wellington Management Group LLP had shared voting power with respect to 2,795,415 shares and shared dispositive power with respect to 3,168,468 shares. The business address of the combined filers is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, Massachusetts 02210.

(5)	Based on the Schedule 13G/A filed on January 26, 2016, BlackRock, Inc. had sole voting power with respect to 3,010,412 shares and sole dispositive power with respect to 3,092,116 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)	Based on the Schedule 13G filed on February 10, 2016, Vanguard Group, Inc. had sole voting power with respect to 70,530 shares, shared voting power with respect to 2,900 shares, sole dispositive power with respect to 2,335,415 shares and shared dispositive power with respect to 71,430 shares. The business address of Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)	Based on the Schedule 13G/A filed on February 10, 2016, TimesSquare Capital Management, LLC had sole voting power with respect to 1,779,831 shares and sole dispositive power with respect to 1,816,231 shares. The business address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036.

(8)	Mr. Kapoor had sole voting and dispositive power with respect to 296,185 shares and shared voting and dispositive power with respect to 501,185 shares. The amount reported in the table above includes 177,134 shares of our common stock owned indirectly by Mr. Kapoor through a 2005 grantor-retained annuity trust for which Mr. Kapoor is the sole trustee and 40,219 shares of our common stock owned indirectly by Mr. Kapoor through a 2013 grantor retained annuity trust for which Mr. Kapoor is the sole trustee. The amount reported in the table above includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust. Mr. Kapoor’s spouse and Mr. Kapoor’s sister-in-law are the co-trustees of this trust and share dispositive and voting control over the shares in the trust. The amount reported in the table above also includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse. Mr. Kapoor and Mr. Kapoor’s sister-in-law are the co-trustees of this trust and share dispositive and voting control over the shares in the trust. The amount reported in the table above also includes 333,185 shares of our common stock owned indirectly by Mr. Kapoor through a family trust. Barclays Wealth Trust (US), N.A. is the trustee of the family trust and Mr. Kapoor is the investment advisor to the trustee. The amount reported in the table above also includes 541,400 shares of our common stock of which Mr. Kapoor has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock opions.

(9)	This amount includes 45,000 shares of our common stock of which Mr. Bagai has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(10)	This amount includes 65,809 shares of our common stock of which Mr. Chhibbar has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(11)	Mr. Schweppe is an NEO pursuant to SEC rules for purposes of the compensation disclosures in this proxy statement, and accordingly is required to be included in this table. Information in this table related to Mr. Schweppe is based on the Company’s records.

(12)	This amount includes 38,253 shares of our common stock of which Mr. Kelso has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(13)	This amount includes 3,093 shares of our common stock of which Ms. Minto has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(14)	This amount includes 62,723 shares of our common stock of which Mr. Ostler has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(15)	This amount includes 32,723 shares of our common stock of which Mr. Staglin has the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

(16)	This amount includes an aggregate of 884,401 shares of our common stock of which our current directors and current executive officers have the right to acquire beneficial ownership within 60 days pursuant to currently vested and exercisable stock options.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

We review all transactions in which we, our directors and executive officers or their immediate family members and our 5% stockholders are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any such transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved equals or exceeds $120,000, our General Counsel will refer the transaction to our Audit Committee for approval. For each transaction, our General Counsel and Audit Committee, as applicable, will review all factors it considers appropriate, including, but not limited to, the nature of the related party transaction, the related party’s interest in the transaction and the material terms of the transaction, the importance of the transaction to us and to the related party and whether the transaction would impair the judgment of a director or executive officer to act in our best interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person and which involve amounts exceeding $120,000 in the previous fiscal year are disclosed in our proxy statement.

Related Party Transactions

None.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ExlService Holdings, Inc. assists our board of directors in fulfilling its oversight responsibilities with respect to the following:

•	our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others;

•	our compliance with legal and regulatory requirements;

•	our registered independent public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2015 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2015.

AUDIT COMMITTEE

Mr. Clyde W. Ostler (Chairman)
Mr. David B. Kelso
Ms. Deborah Kerr
Mr. Nitin Sahney

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PROPOSAL 1
ELECTION OF DIRECTORS

The Nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Ms. Minto and Mr. Kapoor to stand for election as Class I directors at the Annual Meeting. Ms. Minto and Mr. Kapoor are standing for re-election. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to stand for election, the shares represented by proxies will be voted for the election of any substitute nominee designated by our board of directors to fill the vacancy.

General Information About Nominees

The age, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our Board of Directors.” Other information required with respect to any solicitation of proxies in connection with the election of directors is found elsewhere in this proxy statement.

Name	Age	Director Since	Independent	Committee/Position
Anne Minto	62	March 2013	Yes	Compensation Committee Chairman Nominating and Governance Committee Member
Rohit Kapoor	51	November 2002	No	Vice Chairman and CEO

Required Vote

The affirmative vote of the plurality of votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will elect the three nominees as Class III directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board of directors recommends a vote FOR the election of Ms. Minto and Mr. Kapoor as Class I directors of the Company.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s and its subsidiaries’ books, records and accounts for the fiscal year 2016. Our board of directors has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by our stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the selection, our board of directors and our Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may nonetheless retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders. Ernst & Young LLP audited our consolidated financial statements for fiscal years 2015 and 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for fiscal years 2015 and 2014:

Fee Category	Fiscal 2015	Fiscal 2014
	(in thousands)
Audit Fees	$1,453	$1,302
Audit-Related Fees	179	211
Tax Fees	45	10
All Other Fees	31	3
Total Fees	$1,708	$1,526

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, including (i) the audit of effectiveness of internal control over financial reporting, (ii) review of our consolidated financial statements included in our quarterly reports or (iii) services that are normally provided by our registered independent public accountants in connection with statutory or regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include SSAE 16 service organization audits, and Federal Reserve and tax certification for Indian legal entities.

Tax Fees. Consist primarily of fees for other tax filing or advisory projects.

All Other Fees. Consist of fees billed for products and services other than as reported above.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under

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Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

All of the fees paid to Ernst & Young LLP in 2015 and 2014 were pre-approved by the Audit Committee.

Required Vote

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board of directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

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PROPOSAL 3
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal 3 is an advisory (non-binding) vote on the compensation of our executive officers as described in this proxy statement. Although the vote is advisory and is not binding on the board of directors, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

At the 2011 Annual Meeting of Stockholders, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on an advisory, non-binding basis, an annual say-on-pay vote. Accordingly, we include the say-on-pay vote each year as a regular part of each Annual Meeting of Stockholders, and the next such say-on-pay vote will occur at next year’s Annual Meeting of Stockholders. The next vote on the frequency of the “say-on-pay” vote will also be held at next year’s Annual Meeting of Stockholders.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive bonuses are earned based on achievement of two core financial metrics: Adjusted EPS and revenues. As we discuss in greater detail in our Compensation Discussion and Analysis, these financial metrics focus our named executive officers on top-line revenues and bottom-line earnings that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these three financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as incentive bonuses and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

The above-referenced disclosures related to the compensation of our named executive officers appear beginning at page 23 of this proxy statement.

Required Vote

The approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2017 ANNUAL MEETING

Stockholder proposals intended to be included in our proxy materials for the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”) must be received by the deadline calculated in accordance with SEC Rule 14a-8, which is 120 days before the anniversary of the date of this year’s proxy statement. This year’s deadline is Friday, December 30, 2016. Such proposals must include the information required by SEC rules, and should be sent in writing by courier or certified mail to the Corporate Secretary of the Company at 280 Park Avenue, 38th Floor, New York, New York 10017. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner and thus ineligible for inclusion.

Stockholders who intend to submit proposals at the 2017 Annual Meeting but whose proposals are not included in the proxy materials for the meeting, and stockholders who intend to submit nominations for directors at the 2017 Annual Meeting, are required to notify the Corporate Secretary of the Company (at the address above) of their proposal or nominations not less than 90 days, nor more than 120 days, before the anniversary of this year’s Annual Meeting of Stockholders, in accordance with our by-laws. This year such notice must be delivered between February 17, 2017 and March 19, 2017. Special notice provisions apply under the by-laws if the date of the 2017 Annual Meeting is more than 30 days before or 70 days after the anniversary date of this year’s Annual Meeting of Stockholders.

Any notice of proposed business or nomination, whether or not included in our proxy statement, must include the information required under our by-laws, including Section 2.11.4, in order for the matter to be eligible for consideration at the 2017 Annual Meeting. The presiding officer of the 2017 Annual Meeting may refuse to acknowledge any matter or nomination not made in compliance with the procedures in our by-laws. Our by-laws can be found on our website and the current SEC rules for submitting stockholder proposals can be obtained from the SEC at: Division of Corporation Finance, 100 F. Street, N.E., Washington, DC 20549, or through the SEC’s Internet website at www.sec.gov.

MISCELLANEOUS

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this proxy statement and our 2015 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2015 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to our investor relations department through our website at www.exlservice.com. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

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Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2015 Annual Report on Form 10-K may be viewed on our website at www.exlservice.com and at www.proxyvote.com by following the instructions provided in the Internet Notice. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Nancy Saltzman
Executive Vice President,
General Counsel and
Corporate Secretary

New York, New York

April 29, 2016

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, as well as copies of exhibits to the Annual Report on Form 10-K, but for copies of exhibits will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 21, 2016, the stockholder was entitled to vote at the Annual Meeting.

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